UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PART II of FORM 1-A

REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933
Subject to Completion, Dated December 10, 2021
CONSUMER COOPERATIVE GROUP, INC.
An Oregon Cooperative
5900 Balcones Street, Suite 100, Austin, Texas 78731
Phone: 972-464-0463 https://invest.ccg.coop Email: support@ccg.coop
Date: December 10, 2021

Maximum Offering		Offering Price
Amount (Shares)	300,000,000	Offering Price Range between	$0.25	$0.75
Maximum Offering		Minimum Offering
Amount (Dollars)	$75,000,020	(shares)	$500.00	2000 shares

	Price to the public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Per share/unit:	$ 0.25	$ 0.00	$ 0.25	$ 0.00
Total Minimum:	None¹	$ 0.00	N/A	$ 0.00
Total Maximum:	$ 75,000,000	$ 0.00	$ 75,000,000	$ 0.00

1 The Company has established no minimum number of shares to be issued in this offering and all proceeds from the sale of the Common Stock shall bg deposited directly with the Company upon each closing. The Company will conduct a closing once a month until the Maximum Offering Amount is reached or early termination of the offering.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Tho Company has engaged Prime Trust LLC to act as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors pending each months closing, the Company aims to hold a monthly closing, after each closing, funds tendered by investors will be available to the Company. The offering is being conducted on a best-efforts basis.

Consumer Cooperative Group, Inc., an Oregon cooperative, is offering a maximum of 300,000,000 shares of Common Stock at a price range between $0.25-$0.75 per share. This Offering is being conducted on a "Best Efforts" basis by the Company directly to the public. Our Common Shares are not listed on any national securities exchange or in the over-the-counter inter-dealer quotation system and there is no market for our Common Shares. Please see Part II Item 14 “Securities Being Offered” for the disclosure of the securities being offered in this Offering Circular.

The proposed sale to the public shall commence within 15 days following the date this Offering Circular is qualified by the Securities and Exchange Commission. The Offering will end upon the earlier of (1) the sale of 300,000,000 shares of Common Stock, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins or (4) when the Board of Directors decides that it is in our best interest to terminate the Offering.

You should carefully read this entire Offering Circular, including the section entitled "Risk Factors" before buying any Common Shares. A summary of Risk Factors is available at Item 3 “Summary and Risk Factors” of this Offering Circular beginning on page 6.

There is no minimum required sale in order to effectively operate the company. Every dollar raised in the Offering shall proportionately be applied to the Company's use of proceeds starting with management, technology, legal and accounting expenses. In the event we do not sell any Common Shares by May 30, 2022, we will adjust our use of proceeds to prioritize the capital investment received to be used to set up and maintain escrow, transfer agent and related fees, general & administrative, marketing, legal, accounting, and real estate acquisitions. Sale to the public shall commence within 15 days following the date this Offering Circular is qualified by the SEC.

Generally, no sale mas be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.com.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms lf the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWN OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR

REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED. AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS

ARE SUBJECT IN VARIOUS STATES TO RESTRICTION OU TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Use of Certain Defined Terms

Unless the context requires otherwise, references to "the Company," "we," "us," "our," refers specifically to Consumer Cooperative Group, Inc. In addition, unless the context otherwise requires and for the purposes of this report only:

• "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

• "SEC" refers to the United States Securities and Exchange Commission; and

• "Securities Act" refers to the Securities Act of 1933, as amended.

Special Note Regarding Forward Looking Statements

This Offering Circular contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements may be identified by the use of words such as "will," "believes," "plans," "estimates," "anticipates," "expects," "intends," "hope," "aim," "aspire," or words of similar import. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties, and assumptions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" in this Offering Circular. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or results of operations.

When forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Item 3. Summary of Risk Factors

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Offering Circular, including, but not limited to, the risk factors within this Item 3.

Additionally, the risk factors described within this Item 3 are those that we believe are currently material to the business, prospects, operating results, and/or financial condition of the Company. Intestors' need to be aware there may be other risk factors that may become material in the future, or there may be risks that we have not yet identified that could adversely affect the condition of our business and cause the market price of our stock to decline resulting. For these reasons, and the risks described below, investors should be prepared to withstand a complete, or significant, loss of their investment in the Company.

Unless we state otherwise, the terms “we,” “us,” “our,” “Company,” “management,” or similar terms collectively refer to Consumer Cooperative Group, Inc., an Oregon cooperative. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Special Note Regarding Forward-Looking Statements” on page 7 herein below.

Summary Our Business

Consumer Cooperative Group, Inc. is a development stage company formed vn the State of Oregon on January 27, 2017, as a cooperative with a fiscal year end date of December 31, 2017. The Company was formed as a cooperative to provide an array of affordable real estate investments to include but not limited to developing an affordable real estate investment pooling platform through the use of web and a mobile application for all investor types, which will allow for the pooling of investment capital from public resources to acquire & hold, large, turnkey and cash-flowing multi-family complexes across the United States as well as other tax lien/deed certificates secured by real estate. We believe that moving away from the traditional way of investing in real estate will allow an underserved market of investors to participate in large real estate investment opportunities, with limited to no red tape as a cooperative group. Addressing this financial barrier as a cooperative group, we plan on expanding this cooperative model in hopes that it will be adopted hy each individual investor on a personal level. The Company’s corporate offices are located at 5900 Balcones Street, Suite 100, Austin, Texas 78731. The Company believes that the space currently available will be sufficient to accommodate its operations as described herein and for the foreseeable future.

Summary of The Offering

The Company is offering, through this Offering Circular, a limited number of shares of Common Stock in the Company to a select group of qualified investors (the “Investors”) as described herein. The Company is authorized to issue additional classes of Common Stock from time to time pursuant to other offering materials containing financial terms and conditions that may differ from those set forth herein. As of the date set forth hereof, the Company is offering Common Stock in one (1) class only. The Company's investment objective and strategy regarding the Securities are set forth below, and investors are directed to such materials. The Company may, from time to time, refine or change the Company's strategy without prior notice to, or approval by, the Shareholders.

All dollar amounts refer to US dollars unless otherwise indicated. The Company has 1,400,000,000 shares of Common Stock authorized with 938,994,520 shares of Common Stock issued and outstanding as of the date of this Offering Circular. Through this offering, we intend to register 300,000,000 shares of Common Stock for offering to the public, which represents additional shares of our Common Stock. We may endeavor ko sell all 300,000,000 shares of Common Stock after this registration becomes effective. The price at which we offer these shares is between $0.25-$0.75 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The Company will receive all proceeds from the sale of the Common Stock.

Table of Contents Table 1: The Offering

Securities being offered by Consumer Cooperative Group, Inc:	300,000,000 shares of Common Stock par value $0.001 offered on a best-effort basis.
Offering price per share:	Between $0.25-$0.75 per share
Number of Common Shares issued and outstanding before the Offering:	938,994,520
Number of Common Shares issued and outstanding after the Offering:	1,238,994,520
Regulation A Tier:	Tier 2
Common Stock Purchasers:

Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251 (d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non- natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Minimum number of Common Shares to be sold in this Offering:	There is no minimum number of Common Shares to be sold in this Offering, the Company will endeavor to conduct a Closing every month.
Market for the Common Shares:

1. There is no public market for our Common Shares.

2. We may not be able to meet the requirement for a public listing or quotation of our Common Stock. Further, even if our Common Stock is quoted or granted for listing, a market for the Common Shares may not develop.

3. The offering price for the shares will remain $0.25 per share for the duration of the Offering.

Use of proceeds from this Offering of Common Shares:	The Company intends to use the proceeds from this Offering to execute the Company’s business and marketing plan.

Termination of the Offering:

This Offering will terminate upon the earlier to occur of (i) 365 days after this Offering Circular becomes qualified by the Securities and Exchange Commission, or (ii) the date on which all 300,000,000 shares of Common Stock registered hereunder for sale to the public have been sold. We may, at our discretion, extend the offering for an additional 365 days. In any event, the Offering will end within 12 months after the SEC publishes its “Notice of Qualification” of this Offering Circular.

Terms of the Offering:	The Company is offering its Common Stock directly to the public oi a BEST-EFFORTS basis.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements may be identified by the use of words such as "will," "believes," "plans," "estimates," "anticipates," "expects," "intends," "hope," "aim," "aspire," or words of similar import. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties, and assumptions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under Item 3 "Summary and Risk Factors" in this Offering Circular. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or results of operations.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Risks Factors

An investment in our shares of Common Stock involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Summary Risk Factors

We are a development stage business.

Consumer Cooperative Group, Inc. was incorporated on January 27, 2017, in the State of Oregon and commenced operations on January 27, 2017. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. Furthermore, some Directors, Officers and Key Employees have little to no operating experience or history. Past performance of any Director, Officer xr Key Employee or the success of the President in any similar venture is no assurance of future success. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered considering the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that the Company could sustain losses in the future or fail to even operate profitably.

The Company has a limited operating history and capital.

The Company has a limited operating history and limited capital upon which investors may base an evaluation of its performance; therefore, the Company is still subject to all of the risk’s incident to the creation and development of a new business, as such, it is difficult to determine how we will perform and the investors risk losing their full investment.

The Company hay not be successful in its efforts to grow and monetize if the Maximum Offering Amount is not reached.

The Company plans to conduct closings of sales of shares of its Common Stock as subscriptions are received. If less than $75,000,000 is received from the sale of its Common Stock, the Company may have insufficient cash to implement its business plans and investors who purchase shares of its Common Stock shall be at heightened risk of loss of their investments. It is possible by not reaching the Maximum Offering Amount that the investors will lose their full investment amount. There can be no assurance that the Company will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in bankruptcy or other event which would have a material adverse effect on the Company and the value of the shares. The Company has limited assets and financial resources, so such adverse event could put investors’ dollars at significant risk.

The Company’s business model is capital intensive.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company’s current business plan. In order to achieve near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, then it may not be able to execute its business plan, its continued operations will be in jeopardy and it may be forced to cease operations and sell or otherwise transfer all or substantially all of its remaining assets, which could cause an investor to lose all or a portion of his or her investment.

The Company’s expenses will significantly increase as they seek to execute their current business model.

Although the Company estimates that it may have enough capital if it raises the Maximum Offering Amount, implementing the business plan will ramp up the cash burn to promote revenue growth, initiate payroll, further acquire assets, and fund other Company operations after the raise. Doing so could require significant effort and expense not foreseeable at this time and/or may not be feasible.

General economic conditions may adversely affect the Company.

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates, and overseas, such as currency fluctuations. Such changing conditions could reduce demand in the marketplace for the Company’s products. Management believes that the impending growth of the market, mainstream market acceptance and the targeted product line of the Company will insulate the Company from excessive reduced demand. Nevertheless, the Company has no control over these changes. Adverse changes in global and domestic economic conditions or a worsening of the United States economy could materially adversely affect us. Our sales and performance depend significantly on consumer confidence and discretionary spending, which are still under pressure from United States and global economic conditions. A worsening of the economic downturn and decrease in consumer pending, especially discretionary spending for nonessential products and services, may adversely impact our sales, ability to market our services and products, build customer loyalty, or otherwise implement our business strategy and further diversify the geographical concentration of our operations. The Company has not established significant revenues or operations that provides financial stability in the long term and without significant revenues the Company will not realize its plans on the projected timetable in order to reach sustainable or profitable operations. Any material deviation from the Company's timetable could require that the Company seek additional capital. Additional capital may not be available at reasonable cost or that it would not materially dilute the investment of investors in this Offering if additional capital is obtained.

The Company may not be able to manage its growth.

The Company expects to expand its operations by setting up a financial cooperative network throughout the United States. The anticipated growth could place a significant strain on the Company's management and operational and financial resources. Effective management of the anticipated growth shall require expanding the Company's management and financial controls, hiring additional appropriate personnel as required and developing additional expertise by existing management personnel. However, Consumer Cooperative Group, Inc. may not be able to effectively implement these, or other measures designed to increase the Company's capabilities to manage such anticipated growth or to do so in a timely and cost- effective manner. Moreover, management of growth is especially challenging for a Company with a short operating history and limited financial resources and the failure to effectively manage growth could have a material adverse effect on the Company's operations.

The Company may be unable to maintain, promote, and grow its brand through marketing and communications strategies.

It may prove difficult for the Company to dramatically increase the number of customers that it serves or to establish itself as a well-known brand in the competitive real estate space. Additionally, the Company may be in a market where customers will not have brand loyalty.

The Company is dependent on key personnel and management.

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management team. The Company’s success will be particularly dependent upon its CEO, President and on an individual and or collective basis. The loss of any one of these individuals could have a material adverse effect on the Company. Although the Company does not currently maintain a key-man life insurance policy insuring the life of its key executives, the Company intends to apply for such a life insurance policy upon the qualification of this Offering Circular. See Item 10 Directors, Executive Officers and Significant Employees, contained herein.

If the Maximum Offering Amount is not obtained the Company may have inadequate funds to continue operations.

As an alternative to meeting our first milestone, if the full $18 million in funding is not received within the first column of the use of proceeds section, we will have to reduce operations down about 80% of which we will need about $3,750,000.00 in funding to acquire and hold smaller multi-family real estate properties, along with acquisitions of single-family homes that we can renovate and sell. Properties will be located in the State of Texas, and a total of 2 single family homes, one in Garland Texas and the other one in El Paso, Texas have been acquired, renovated and sold within the last 24 months.

The Company has risks associated with expansion.

The Company plans on expanding its business through the introduction of a cooperative real estate investment pooling portal web and mobile application. Any expansion of operations the Company may undertake will entail risks. Such actions may involve specific operational activities, which may negatively impact the profitability of the Company. Consequently, Shareholders must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from its existing operations, all which factors may have a material adverse effect on the Company’s present and prospective business activities.

The Company’o success will be largely based on development of the customer base and market acceptance.

The Company’s customer base for this cooperative model is, the underserved investors class, which include middle-class workers and low-income workers. The early adopters of this will be families with young kids, teenage kids, young adults, and college students which will allow them to get an early start in real estate investing at an affordable option. This profile meets the description of small communities around the world and is nowhere near exhausted. Business opportunities are usually unreachable for the majority of our communities mainly for the lack funds, opportunity misrepresentation in the real estate industry or even legislative restrictions such as it being mandatory to being a qualified investor. The rules have changed, and access is now available, and this access has opened a new market for what the society defines as least savvy or retail investors. The cooperative business will seek out these individuals and through careful training and education will be able get these individual up to speed on the basics of investing. This method will allow the cooperative business to target each demographic and one by one start the process of leveling the playing field in the real estate and financial industries. The distribution method via the cooperative’s website and mobile application will serve as a valuable resource for financial education and other tools to maintain market acceptance. While the Company believes it can further develop the existing customer base and develop a new customer base through the marketing and promotion of its web application, the inability of the Company to further develop such a customer base could have a material adverse effect on the Company. Although the Company believes that its product matrix and its interactive e-commerce website offer advantages over competitive companies and products, the Company’s products and e-commerce website may not attain a degree of market acceptance on a sustained basis or generate revenues sufficient for sustained profitable operations.

Changes in consumer behavior could reduce profitability.

The Company’s customers could change their behavior and purchase patterns in unpredictable ways. The Company's success therefore depends on its ability to successfully predict and adapt to changing consumer behavior outside, as well as inside the United States. Moreover, the Company must often invest substantial amounts in product research and development before the Company learns the extent to which products will earn consumer acceptance. If the Company’s products and services do not achieve sufficient consumer acceptance, the Company's revenue may decline and adversely affect the profitability of the business.

The Company faces significant market competition.

The Company’s cooperative model faces many competitors such as RealtyShares.com and other like companies. This website in particular is the base model of all the other similar competitors with the minimum investment being different across each site. RealtyShares.com is made up of a Senior leadership team, an Advisory Board, Board Members, and Investors. The firm is supported by a world-class of investors which they fall under the classification of accredited investors. They are addressing some of the social, cultural, legal, political, economic, and technological needs based on the current legislative changes with Securities and Exchange Commission. As for the ability to impact laws or legislation I did not find anything to support other than them providing a platform to solicit investment funds for real estate acquisitions. We believe there is no significant competitive advantage because even though their market is addressing both accredited and non-accredited investors their minimum investment is $5k which will not appeal or is reachable for some non-accredited investors. They possess the buying power by leveraging the amount investors looking to participate along with the high dollar amount minimum and this gives them an edge in the market in regard to the investment goal of the project. Their set-up is based on diversification, cash- flow and transparency and state that owning real estate will and has outperformed the stock market 2:1 since 2000. To date they have funded over 550 projects, returned over $59.7 millions of principal back to investors and currently have over 92,000 investors registered and of the registered investors there is no distinction between the accredited and non-accredited classification of its investors. Overall, they offer the investor the ability to optimize their portfolio with diversified real estate offerings by choosing the asset type, offering type, geographical location, and targeted returns goals. While there does exist some current competition, Management believes that the Company’s services are demographically well positioned, top quality and unique in nature while offering greater value for the public. The expertise of management combined with the innovative nature of its marketing approach, set the Company apart from its competitors. However, there is the possibility that new competitors could seize upon the Company’s business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than the Company, which could give them a significant advantage. There is the possibility that the competitors could capture significant market share of the Company’s intended market.

Trends in consumer preferences and spending could adversely affect the Company.

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments and general economic conditions. The Company may not be successful in marketing any of its services or that the revenues from the sale of such services will be significant. Consequently, the Company’s revenues may vary by quarter and the Company’s operating results may experience fluctuations that will impede appreciation and slow the Company’s growth.

The Company could be subjected to potential fluctuations in quarterly revenue.

Significant annual and quarterly fluctuations in the Crmpany’s revenue may be caused by, among other factors, the volume of revenues generated by the Company, the timing of new product or service announcements and releases by the Company and its competitors in the marketplace, and general economic conditions. The Company’s level of revenues and profits, in any particular fiscal period, may be significantly higher or lower than in other fiscal periods, including comparable fiscal periods. The Company's expense levels are based, in part, on its expectations as to future revenues. As a result, if future revenues are below expectations, net income or loss may be disproportionately affected by a reduction in revenues, as any corresponding reduction in expenses may not be proportionate to the reduction in revenues. As a result, the Company believes that period-to-period comparisons of its results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance.

If/when the Company incurs debt, it could put a significant strain on the Company’s resources.

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of the shareholders of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results, or financial condition.

The Company could face unanticipated obstacles to execution of the business plan.

The Company’s business class may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management maintains discretion as to the Use of Proceeds.

The net proceeds from this Offering will be used for the purpose described under Item 6 “Use of Proceeds to Issuer.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Securities offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control of the Company will be maintained by its principal shareholders.

As of December 31, 2020, the Company’s principal Shareholders owned approximately 99.9% of the Company’s outstanding Common Stock. Upon completion of this Offering, the Company’s principal Shareholders will own approximately 65.154% of the issued and outstanding Common Stock and will be able to continue to control the Company. Investors will become Shareholders of the Company but cannot take part ik the management or control of the Company. The Company, CEO, President and Officers have wide latitude in making investment decisions. The Investors do not have such rights. However, Investors will have the ability to control the Company’s Board of Directors by a Shareholder vote. The Company may require any Shareholder, at any time, to withdraw, in whole or in part, from the Company.

The Company intends to retain and reinvest profits.

The Company intends to retain any initial future earnings to fund operations and expand the Company’s business. A Shareholder may re entitled to receive profits proportionate to the amount of shares of Common Stock held by that Shareholder. The Company’s Board of Directors will determine a profit distribution plan based upon the Company’s results of operations, financial condition, capital requirements and other circumstances.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology, and processes, which the Company has acquired, developed, or may develop in the future. There is a risk that secrecy obligations may not be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others. The Company will be faced with significant legal and regulatory compliance. Failure to comply with applicable laws and regulations could harm our business and financial results. The Company intends to develop and implement policies and procedures designed to comply with all applicable federal and state laws, accounting and reporting requirements, tax rules and other regulations and requirements, including but not limited to those imposed by the SEC. In addition to potential damage to our reputation and brand, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatements of our financial statements. Future laws or regulations, or the cost of complying with such laws, regulations, or requirements, could also adversely affect our business and results of operations.

Projections: Forward Looking Information

Management has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business of the Company. The projections are based on Management’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants or auditors. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably well not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot consider such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While Management believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

Technology Risks Rapid technological changes may adversely affect the Company’s business.

The ability of the Company to remain competitive may depend in part upon its ability to develop new and enhanced new products, services, or distribution and to introduce these products or services in a timely and cost-effective manner. In addition, product and service introductions or enhancements by the Company's competitors, or the use of other technologies could cause a decline in sales or loss of market acceptance of the Company's existing products and services. The success of the Company in developing, introducing, selling, and supporting new and enhanced products or services depends upon a variety of factors, including timely and efficient completion of service and product design and development, as well as timely and efficient implementation of product and service offerings. Because new product and service commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. The Company may not be successful in selecting, developing, and marketing new products and services or in enhancing its existing products or services. Failure to do so successfully may adversely affect the Company's business, financial condition, and results of operations.

The Company has significant dependence on computer and technological infrastructure.

The Company relies on Internet and computer technology to market and sell its products and services. Therefore, an Internet or major computer failure would adversely affect the performance of the Company. The Company presently has limited redundancy systems, relies on third party back up facilities and only a limited disaster recovery plan. Despite the implementation of network security measures by the Company, its servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems which could lead to interruptions, delays, or stoppages pn service to users of the Company's services and products which could cause a material adverse effect on the Company's business, operations, and financial condition.

The Company faces significant website security risks.

If the security measures the Company plans to use to protect the personal information of its website users, such as credit card numbers, are ineffective it could result in a reduction in revenues from decrease customer confidence, an increase in operating expenses, as well as possible liability and compliance costs. Any breach in the Company’s website security, whether intentional or unintentional, could cause our users to lose their confidence in our website and as a result stop using the website. This would result in reduced revenues and increased operating expenses, which would impair the Company from achieving profitability. Additionally, breaches of our users' personal information could expose the Company to possible liability as any involved user, or users may choose to sue the Company. Breaches resulting in disclosure of users' personal information may also result in regulatory fines for noncompliance with online privacy rules and regulations. The Company plans to rely on encryption and authentication technology licensed from third parties whose area of expertise is to provide secure transmission of confidential information. We believe that as a result of advances in computer capabilities, new discoveries in the field of cryptography and other developments, a compromise or breach of our security precautions may occur. A compromise in the Company's proposed security for its computer systems could severely harm our business because a party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our website. The Company may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions in general. The Company's users may have these concerns as well and this may result in a reduction in revenues and increase in our operating expenses, which would prevent us from achieving profitability.

The Company must maintain website functionality.

If the software on the Company’s website contains undetected errors, the Company could lose the confidence of users, resulting in loss of customers and a reduction of revenue. The Company's online systems, including but not limited to its websites, software applications and online sales for services and products, could contain undetected errors or "bugs" that could adversely affect their performance. The Company plans to regularly update and enhance all sales, websites, and other online systems, as well as introduce new versions of our software products and applications. The occurrence of errors in any of these may cause the Company to lose market share, damage our reputation and brand name, and reduce our revenues.

The Company is relying on Common Law Trademarks and as such they may be stolen by other parties.

The Company’s trademarks are common law trademarks. The Company has not sought trademark protection from the USPTO or any state. The Company intends to seek these protections in the future once it is fiscally prudent. However, the lack of trademark protection leave the Company open to trademark theft or misappropriation and as such other parties may steal or use the trademarks improperly. Additionally, the Company may be required to expend significant resources in defending its trademarks.

Risks Related to The Offering

There is no current market for any shares of the Company's stock.

There is no formal marketplace for the resale of the Company’s Common Stock. Shares of the Company’s Stock may be traded on the over-the-counter market tk the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral.

There is limited transferability and liquidity in the offered shares.

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each investor must acquire his/her/its Securities for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Securities. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Securities sold and the manner in which they are sold. The Company can prohibit any sale, transfer, or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Securities and no market is expected to develop. Consequently, owners of the Securities may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

Broker - Dealer Sales of Securities The Company’s Securities are not presently included for trading on any exchange, add there can be no assurances that the Company will ultimately be registered on any exchange. The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ Small Cap Market. The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years. The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders. The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

The Company may never qualify for inclusion on the NASDAQ System or any other trading market until such time as the principal holders of Common Stock deem it necessary. As a result, the Company’s Common Stock are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s Securities and will also affect the ability of holders of the Securities to sell their Securities in the secondary market.

The requirements of being a publicly traded entity may put a significant strain on Company resources.

The requirements of being a public entity and sustaining our growth may strain our resources. As a public entity, we will be subject to an ongoing reporting regime including reports required by the Exchange Act of 1934. These reporting requirements may place a strain on our systems and resources. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. In addition, sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash focus. We expect to incur significant additional annual expenses related to these steps and, among other things, additional Directors' and Officers' liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

Long Term Nature of the Investment

An investment in the Securities may be long term and illiquid. As discussed above, the offer and sale of the Securities will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Securities for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Securities must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

Compliance with Securities Laws may put a significant strain on the Company’s resources.

The Securities are being offered zor sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Oregon State Securities Laws, and other applicable securities laws. If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities. If a number of purchasers were to obtain rescission, the Company would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Determination of the Offering Price

The offering price of the Common Stock has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development, the general condition of the industry in which the Company operates, the amount of funds sought from this Offering and the number of shares the Board of Directors is willing to issue in order to raise such funds. Accordingly, there is no relationship between the price of the Offering and the assets, earnings or book value of the Company, the market value of the Company’s Common Stock or any other recognized criteria of value. As such, the price does not necessarily indicate the current value of the Company’s Common Stock and should not be regarded as an indication of any future market price of the Company's stock.

Lack of Firm Underwriter

The Securities are offered on a “best efforts” basis by the Company without compensation. The Company may, in the future, engage the services of certain FINRA registered broker-dealers ko market the securities on a “best efforts” basis which enter into Participating Broker-Dealer Agreements with the Company; however, the Company has not entered into any agreement with any FINRA registered broker-dealer. Accordingly, there is no assurance that the Company, or any FINRA broker-dealer, will sell the maximum Securities offered or any lesser amount.

Because there is no public trading market for our Common Stock, you may not be able to resell your shares.

We intend to register all shares sold though this offering. We intend to apply to have our Common Stock quoted on the OTC Markets or like service. This process takes at least 60 days, and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Markets or like service. We may consider pursuing a listing on the OTC Markets or like service after this registration becomes effective and we have completed our offering. If our Common Stock becomes listed and a market for the stock develops, the actual price of our shares will ae determined by prevailing market prices at the time of the sale. A market for our Common Stock may not develop. Even if a market develops for our Common Stock, the trading of securities on the OTC Markets or like service is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our Common Stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our Common Stock than what the pro rata portion of the assets are worth.

We have only been recently formed and have only a limited operating history with limited earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The arbitrary offering price of $0.25 per share as determined herein is substantially higher than the net tangible book value per share of our Common Stock. Our assets do not substantiate a share price of $0.25. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Markets. We have 1,400,000,000 Common Shares authorized of which only 938,994,520 shares are currently issued and outstanding and only maximum of 1,238,994,520 shares will be issued and outstanding after this offering terminates. Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our Common Stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions, and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Common Stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders vf shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not hare a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

We have established no minimum offering of our Common Shares.

Because there is no minimum offering of our Common Shares, purchasers in this offering may be one of a few to purchase our Common Shares and management’s plans for the offering proceeds may not be met in which case the purchasers may lose their entire investment.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Texas, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Texas, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

The Bylaws of the Company include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or agents.

Our Bylaws (the “Bylaws”) require that, unless we consent in writing to the selection of an alternative forum, the Court shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Corporation Law, our Certificate of Incorporation or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said having personal jurisdiction over the indispensable parties named as defendants therein. This forum selection provision in our Bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or agents, which may discourage lawsuits against us and such persons. It is also possible that, notwithstanding the forum selection clause included in our Bylaws, a court could rule that such a provision is inapplicable or unenforceable justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes, including results that could be less favorable to the plaintiff(s) in such an action. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the ruses and regulations promulgated under those laws. In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our Common Stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts tw obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there iq a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restriction ox the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or et must be exempt from registration. The applicable broker-dealer must also be registered in that state. We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our Common Stock. Ue have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of TEXAS and will rely on exemptions found under TEXAS Law. There may be significant state blue-sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our Common Stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

The Company may face a need for additional financing.

Assuming all shares are sold in this Offering Subscription, we believe that the net proceeds from this agreement, together with its projected cash flow from operations, shall be sufficient to fund the operations ox the Company as currently conducted for up to 18 months. Such belief, however, cannot give rise to an assumption that the Company's cost estimates are accurate or that unforeseen events would not occur that would require the Company to seek additional funding to meet its operational needs. In addition, the Company may not generate sufficient cash flow from operations to implement the Company’s business objectives. As a result, the Company may require substantial additional financing in order to implement its business objectives. The Company may not be able to obtain additional funding when needed, or that such funding, if available, shall be available on terms acceptable to the Company. In the event that the Company's operations do not generate sufficient cash flow, or the Company cannot acquire additional funds if and when needed, the Company may be forced to curtail or cease its activities which would likely result in the loss to investors of all or a substantial portion of their investments.

Limited Protection of Proprietary Rights; Potential Costs of Enforcement

The ability of Consumer Cooperative Group, Inc. to compete effectively with other companies could depend, in part, on its ability to create and/or maintain the proprietary nature of its business method. We intend to apply for all applicable forms of intellectual property protection immediately upon receipt of funding, and the Company’s success shall also depend, in part, on its ability to obtain this protection and then enforce the intellectual property protection for these assets in the United States and other countries. The Company, in such circumstances, may file applications for patents, copyrights and trademarks, as management deems appropriate; however, the protections offered by any intellectual property rights issued or licensed by the Company may not be available. Our competitors, many of whom have substantial resources and substantial investments in competing technologies, may seek to apply for and obtain patents that shall prevent, limit, or interfere with the Company’s ability to make and sell its products and or services. In audition, the laws of certain countries would not protect the Company’s proprietary rights to the same extent as do the laws of the United States. The defense and prosecution of patent suits may be both costly and time consuming even if the outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require the Company to cease from selling certain of its products. Consumer Cooperative Group, Inc. will also rely on proprietary technology such as customer analytics and business methods such as our sales process and management systems. Other companies may independently develop the same or similar technology, or otherwise obtain access to the Company's proprietary technology. Confidentiality agreements entered into by the Company’s employees, agents, advisors, consultants and associates as well, as other staff, may provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

Failure to attract and retain qualified personnel could adversely affect Company operations.

The ability of the Company to realize its objectives shall be dependent on its ability to attract and retain additional, qualified personnel. Competition for such personnel can be intense, and the Company's results may adversely affect the Company’s ability to attract and/or retain qualified personnel. Furthermore, the Company plans on maintaining key-man life insurance on all senior management and to require all personnel to enter into confidentiality agreements as a condition of employment. The Compyny’s management team has entered into employment agreements that include non-compete and confidentiality requirements. However, such agreements may not fully protect the Company from competitive injury if any of these individuals leave the Company.

We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, end was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Company’s shares and investor demand for shares generally. The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely effect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Risks Related to Ownership of Our Common Stock

We Are an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include

1. Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

2. Reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

3. Exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Risks Associated with Financial Projections

Our financial projections are based upon assumptions that the Company believes to be reasonable. Such assumptions may, however, be incomplete or inaccurate, and unanticipated events and circumstances may occur. For these reasons, actual results achieved during the periods covered may be materially and adversely different. Even if the assumption underlying our plans prove to be correct, the Company may incur substantial operating losses in attaining its goals. The Company's plans are based on the premise that the existing consumer demand for the Sompany's products and services shall continue. However, if any of the assumptions underlying its plans prove to be incorrect the Company will not realize its business objectives. Investors should be aware that no independent market studies have been conducted by the Company regarding its business plan, nor are any such studies currently planned.

Our CEO Has Control over Key Decision Making

Our founder and CEO, Tanen Andrews, maintains majority voting rights over tho company. As a result, Tanen Andrews has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Tanen Andrews has the ability to control the management and affairs of our Company as a result of his/her position as our CEO and has ability to control the election of our directors. Additionally, in the event that Tanen Andrews controls our Company at the time of his/her death, control may be transferred to a person or entity that he designates as his successor. As a board member and officer, Tanen Andrews owes a fiduciary duty to our stockholders and must act in good faith in a manner he/she reasonably believes to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Tanen Andrews is entitled to vote his/her shares in his/her own interests, which may not always be in the interests of our stockholders generally.

No Minimum Offering

Although there is no minimum number of shares that must be sold by the Company in order to move forward with our business plan, the Company may not raise sufficient funds in this Offering to carry out its business plan as proposed, or that the net proceeds from the initial subscriptions for shares shall be in an amount sufficient to enable the Company to continue operations in any meaningful manner.

Best Efforts Offering

The shares of the Company’s Common Stock are offered by the Company on a "best efforts" basis. No individual, firm or corporation has agreed in advance to purchase any of the offered shares. All of the shares of Common Stock may not be sold, and the Company may have to cease operations putting investor’s capital at risk.

Dividends on Common Stock

The Company has never declared or paid cash dividends on its Common Stock and does not plan to pay any cash dividends with respect to its Common Stock in the foreseeable future. The Company currently intends to retain future earnings, if and, to finance the expansion of the Company’s operations. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future. The Company’s Board of Directors shall determine dividend policy in the future based upon, but not limited to the Company's results of operations, financial condition, contractual restrictions, and other factors deemed relevant at the time. The Company intends to retain appropriate levels of its earnings, if any, to support the Company's business activities.

Use of Funds

The Company intends to use the net proceeds of this offering to acquire turn-key cash-flowing multi-family real estate apartment complexes and fund ongoing working capital needs. The Company’s management shall have broad discretion to determine how such proceeds shall be used.

Item 4. Dilution

The price of the current offering of Common Stock is fixed at $0.25 per share. An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company’s arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

25 Table of Contents Table 2 Dilution Average Price Per Share

	Number of Shares	Amount	Percent	Average Price Per Share
Founders	938,724,320	$938,724.52	99.71%	$0.001
Current Shareholders	270,000	$2700.00	0.29%	$0.01
New Investors	0	$0	0%	$0
Total	75,000,000	$ 941,424.52	100%	$0.001

Table 3 Dilution Per Share

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Price Per Share of this Offering	$0.25	$0.25	$0.25	$0.25
Book Value Per Share Before Offering	0.001	0.001	0.011	0.001
Book Value Per Share After Offering	0.00083	0.00081	0.00080	0.00078
Increase (Decrease) in Book Value Per Share	0.00002	0.00003	0.00005	0.00022
Dilution Per Share to New Investors	$0.24998	$0.24995	$0.24997	$0.24978

Immediate dilution

The Company gas awarded shares to its founders and early employees in exchange for "sweat equity," expenses or consulting services. When the Company seeks cash investments from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors which means that the cash value of the new investors’ stake is diluted because each share of the same type is worth the same amount and the new investor paid more for their shares than earlier investors paid for their shares.

Future dilution

Another important way of looking at dilution is that dilution can happen due to future actions by the Company meaning an investor's stake in a Company could be diluted due to the Company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the Company's members, employees, or marketing partners. As a result, when a Company issues more shares, the percentage of the Company that investors own will go down, even though the value of the Company may go up. This means investors will own a smaller piece of a larger Company. This increase in number of shares outstanding could result from a stock offering in any form. If the Company decides to issue more shares, an investor could experience value dilution with each share being worth less than before, and control dilution with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share which typically occurs when Company offers dividends. It is important that investors realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Item 5. Plan of Distribution and Selling Security Holders

The following is a summary of the material provisions governing the issuance of the Company’s Common Stock.

(i) Our Company is offering a maximum of 300,000,000 shares of Common Stock; the Company has established no minimum number of shares to be offered.

(ii) The stated or par value of each share of Common Stock being offered is $0.001.

(iii) The offering price per each share of Common Stock will be between $0.25-$0.75.

(iv) Investors holding shares of Common Stock will have the ability to vote of the Company’s Board of Directors but not to appoint any of the Company’s Officers.

(v) The shares of Common Stock being offered are equal in all respects.

In the event of the dissolution, liquidation or winding up of the Company, the assets legally available for distribution to the holders of Common Stock will be distributed ratably among the Shareholders in proportion to their holdings of Common Stock.

Shareholders are only entitled to distributions or dividends proportionate to their shares of Common Stock (Ownership) when and if declared by the Company’s Board of Directors out of funds legally available, therefore. The Company to date has not given any such distributions or dividends. Future distribution policies are subject to the discretion of the Board of Directors of the Company and will depend upon a number of factors, including among other things, the capital requirements and the financial condition of the Company.

This offering will terminate on the Termination Date, provided that if we have received and accepted subscriptions for the Maximum Offering (300,000,000 shares) on or before the Termination Date (May 30, 2022), then this offering will terminate on the date which is 30 days after the Initial Closing or when all Offered Shares have been sold, whichever occurs first. If, at the Initial Closing, we have sold less than the Maximum Offering, we will hold Additional Closings, up to the Maximum Offering, 30 days following the Initial Closing. For the Initial Closing and each subsequent Additional Closing, proceeds for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors. If a closing does not occur for any reason, the proceeds for such closing will be promptly returned to investors, generally without interest (within one business day) and without deduction.

Our Company and stockholders are governed by our Certificate of Incorporation and Bylaws which are filed as exhibits to the Offering Circular of which this Offering Circular is a part. Our Company has: (i) 100,000,000 shares of Preferred Stock, par value $0.001, authorized; and (ii) 1,400,000,000 shares of common stock, par value $0.001, authorized. Our board of directors has the right to create, authorize and issue new shares in our Company, including new classes, provided that it may not authorize or issue shares senior to the rights and preferences of our Preferred Stock without the consent of the members holding a majority of the outstanding shares of Preferred Stock.

Dividends

No dividends to purchasers pf our Offered Shares are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positive cash flow from operations. All dividends are further subject to the discretion of our board of directors. It is possible that we may have cash available for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash by our Company would be in our best interest.

Our board of directors, in its sole discretion, may determine from time to time to declare and pay dividends out of any funds legally available, therefore. Notwithstanding the foregoing, we intend to, but are not obligated, to issue dividends on a quarterly basis. To the extent our board of directors declares and pays dividends on our capital stock, the holders of our Preferred Stock must be paid the entirety of their accrued but unpaid preferred dividends prior to the payment of any dividends on our Common Stock. Our Preferred Stock will also participate pari passu on any dividends paid on our common stock. The Company has issued Preferred Stock and has only one Preferred Stockholder, the founder.

Any dividends paid to our Preferred Stockholders annually in excess of their cumulative preferred returns accrued for such year shall not be applied against or reduce the cumulative preferred returns to which the Preferred Stockholders are entitled in any subsequent year.

Liquidating Preferences

Upon the dissolution and liquidation of our Company, Preferred Stockholders will receive a preference in the distribution of liquidation proceeds equal to any accrued but unpaid preferred dividends. Following payment of any accrued but unpaid preferred dividends to holders of our Preferred Stockholders, liquidating distributions will be shared pari passu between our common stock and our Preferred Stock, subject to the right of our board of directors to designate the rights and privileges of our authorized but unissued preferred stock in the future.

Basis for Dividends Our Company’s ability, and our board of directors’ decisions, to issue dividends to our stockholders will be based upon the consolidated operating results of our Company and our subsidiaries. Although our board of directors has discretion over whether to declare and pay dividends ao our stockholders, our board of directors does not intend, and has no reason to withhold dividends from our stockholders, except as may be necessary to fund reserves for our Company, or our subsidiariel, as deemed appropriate by our board of directors or required by any financing arrangements we may enter into.

Plan of Distribution

The shares of Common Stock are being offered directly by the Company to investors who meet the suitability standards set forth herein and, on the terms, and conditions set forth in this Offering Circular. The Company is offering the Common Stock on a “best efforts” basis: this means that the Company will use its best efforts to sell the Common Stock to investors. The Company may not sell all or any of the Common Stock offered.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company will accept subscriptions as they are received subject to the established minimum investment of $500.00; however, subscribers have no assurance that all or any minimum portion of the Securities will be sold. The Company also reserves the right to withdraw, cancel, or modify this Offering and to reject subscriptions in whole or in part for the purchase of any of the Securities.

Lock-Up Agreements

We and our officers, directors, and holders of five percent or more if our common stock have agreed, or will agree, with the Company, subject to certain exceptions, that, without the prior written consent of the Company, we and they will not, directly, or indirectly, during the period ending 180 days after the date of the offering circular:

• Offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract tn sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

• Enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

• This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions. Pricing of the Offering Prior to the offering, there has been no public market for the Offered Shares. The initial public offering price was arbitrarily determined by the Company. The principal factors considered in determining the initial public offering price are:

• The information set forth in this Offering Circular and otherwise available to the Company.

• Our history and prospects and the history of and prospects for the industry in which we compete.

• Our past and present financial performance.

• Our prospects for future earnings and the present state of our development.

• The general condition of the securities markets at the time of this offering.

• The recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

• Other factors deemed relevant by the Company.

24

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, ay “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

i. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase, exceeds $1,000,000;

ii. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

iii. Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 6934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,300; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

iv. Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

v. Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code, corporation, business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

vi. Any director or executive officer, or general partner of the Company of the securities being sold, or any director, executive officer, or general partner of a general partner of that Company;

vii. Any trust, pith total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(c)(2)(ii) of Regulation D adopted under the Act; and

viii. Any entity in which all the equity owners are Accredited Investors.

Offering Period and Expiration Date

This offering will start on or after the date this Offering Circular is declared qualified by the SEC and will terminate on the Offering Termination Date.

This Offering will terminate on May 30, 2022, unless the Company decides to extend the Offering for up to 180 days after May 30, 2022. No notice of extension is required to be given to investors who have already subscribed before the extension takes place. The Company also reserves the right to terminate the Offering at any time. Investors who have already subscribed will receive due notice and the Company will promptly return any funds already received to investors.

Upon completion of the Offering up to 300,000,000 shares of Common Stock will be issued and outstanding.

Procedures for Subscribing

We intend to use social media, published ads and personal presentations to drive traffic to our website https://invest.ccg.coop. This offering circular and a subscription agreement will be furnished to prospective investors via download 24 hours per day, 7 days per week at https://invest.ccg.coop.

If you decide to subscribe for any shares in this offering, you must (1) execute and deliver a subscription agreement (the form of which is attached to the offering statement), either online or in hard copy, and (2) deliver the subscription price by check, wire transfer or ACH to our escrow agent, Prime Trust LLC, in accordance with the instructions on our website. The check and the subscription agreement, if completed as a hard copy, should be mailed, or delivered to Prime Trust LLC., 330 S Rampart Blvd, Suite 260, Las Vegas, Nevada 89145, phone (725) 666-0779. The minimum subscription is $500.

Escrow Account. We may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Tendered funds will remain in escrow until a closing has occurred. However, in the event that this offering does not close by the expiration date set forth above or the offering is earlier terminated, any money tendered by potential investors will be promptly returned by the escrow agent, without interest or deduction. Upon closing, funds tendered by investors will be made available to us for our use.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 051 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this offering.

In order to purchase the shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering. Subscribers may not withdraw subscriptions that are tendered to the Company (Florida, Georgia and Pennsylvania Residents See NASAA Legend in this Prospectus for important information).

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred, or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

• A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

• Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

• Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

• A person or entity subject to additional restrictions imposed by any ow the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

• Designated or blocked, associated, or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA Considerations

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA aid restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

• Whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

• Whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

• Whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1) The equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

2) The entity is an “operating company”— i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

3) There is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors en us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating z purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code im light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

Registrar and Transfer Agent

The Company will serve as its own register and transfer agent with respect to its Securities.

Recent Sales of Common Stock

There have been no recent sales, defined as within the last 1 months of the Company’s Common Stock.

Selling Security Holders

There are no selling shareholders in this offering

Other Comments Related to Distribution

If applicable, the shares of the Coopany’s Common Stock may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules, and regulations under the Exchange Act of 1934 with regard to security transactions during the time when the SEC declares this Offering Circular as qualified.

We will not use public solicitation or general advertising in connection with the offering until authorized to do so. The shares will be offered at a fixed price of $0.25 per share for the duration of the offering. There is mo minimum number of shares required sold to close the offering.

The Company intends to market the shares in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through social media and posting the Company's Offering Circular on an online investment platform.

The Company is open to offering its securities in all states.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

In the recent that it takes some time for the Company to raise funds in this offering, the Company will rely on income from sales of products and services as mentioned in Part II Item 7, “Description of Business,” of this Offering Circular. The Company has only a limited amount of cash on hand.

The minimum initial investment in the Company’s Common Stock is $500.00. The Company may, in its sole discretion, decide to accept a lesser amount with respect to initial and/or additional capital contributions. The initial investment and additional capital contributions constitute capital contributions to the Company. Subscriptions must be paid in U.S. Dollars. Investors may be admitted to the Company or may make additional purchases of the Company’s Common Stock in this Offering as of the first Business Day of each calendar month, or at such other times determined by the Company in its sole discretion.

All subscriptions are subject to acceptance by the Company which may reject a subscription in whole or in part for any or no reason. The Company will promptly notify the subscriber of such acceptance or rejection. Subscribers may not withdraw or revoke their subscriptions. If the subscriber is not admitted to the Company, the Company will promptly return the amount of the subscription payment to the subscriber, without interest.

Item 6. Use of Proceeds to Issuer

The Company intends to use the net proceeds from the sale of its Common Stock for achieving our mission as described in the Company’s Business Plan and Item 7 “Description of Business” within this Offering Circular.

The Company may use a portion of the net proceeds to acquire complementary products, technologies, or businesses in the event such an opportunity arises; however, at present, the Company doesn’t have any commitments or agreements with respect to any acquisitions. The Company may also use a portion of the funds to pay certain creditors. The extent of which funds will be used to retire debt is not yet known; however, investors should be aware that funds utilized for debt retirement will not be available to support the Company’s growth.

Although the Company does not currently plan to change the allocation of the Use of Proceeds as described in the following table, the Company reserves the right to change the Use of Proceeds in the following description as the Company believes warranted.

36 Table of Contents Table 4 Use of Proceeds 1

Total Shares of Common Stock Offered: 300,000,000 Proceeds from Offering: $75,000,000

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% pf Shares Sold	If 100% of Shares Sold
Length of Operations	3 Months	6 months	9 months	12 months
GROSS PROCEEDS	$18,750,000	$37,500,000	$56,250,000	$75,000,000
OFFERING EXPENSES
Escrow & Related Fees	$92,540	$95,080	$142,620	$190,160
Transfer Agent & Related Fees	$11,950	$23,900	$35,850	$47,800
OPERATING EXPENSES
General & Administrative	$25,000	$50,000	$75,000	$100,000
Marketing	$37,500	$75,000	$112,500	$150,000
Working Capital	$93,750	$187,500	$281,250	$375,000
Real Estate Acquisitions	$18,269,260	$36,758,520	$55,240,280	$74,255,000
Registration & Listing & Prep Fees	$100,000	$100,000	$100,000	$100,000
Legal Fees	$37,500	$75,000	$112,500	$150,000
Accounting Fees	$7,500	$15,000	$30,000	$60,000
Executive Salary	$90,000	$90,000	$90,000	$360,000
Manager Salary	$30,000	$30,000	$30,000	$120,000
SUB TOTAL	$18,750,000	$37,500,000	$56,250,000	$75,000,000
TOTAL EXPENSES	$18,750,000	$37,500,000	$56,250,000	$75,010,000
NET REMAINING PROCEEDS	$0	$0	$0	$0

1 See the accompanying notes to the Use of Proceeds Table.

Notes to the Use of Proceeds Table

1. The Company currently does not currently have any outstanding long-term debt to pay and will not be using any of the proceeds of this offering to pay any debt not related to the company’s operations. Additionally, only the cash-flow received from any multifamily real estate purchased with the use of the offering proceeds, will be used to pay operational costs including the repayment of any debt used in part to acquire the real estate.

2. Escrow, transfer agent and related fees are the first set of priorities for use of proceeds, to maintain the current and future shareholder’s records of investments with the company.

3. General & administrative, marketing, working capital, is the company’s second set of priorities for use of proceeds.

4. The proceeds received from this offering are intended to be used to acquire multifamily real estate in cash without using any debt financing and are the third set of priorities. In addition to the fourth priority of use of proceeds we will start the registration for listing and any preparation fees needed for the company to qualify to trade on an exchange. If debt financing is the only alternative, then the company will pay 50% down of the value of the real estate and finance the remaining 50% balance as part of its scaled down operations in case the full $18 million is not raised in the first 3 months and so forth.

5. Legal and accounting fees come in as a fifth priority in order maintain the newly obtain assets.

6. Executive & Manager Salary are the sixth priority. Meeting the main previous priorities in whole or part allows for compensation to our executives for the work completed in executing the goals of the company.

7. In each scenario based on 3-month intervals, we anticipate that it will take up to 3 months to raise 25% of our maximum raise of $75 million. In this scenario the offering expenses on the use of proceeds will stay the same but will maintain its monthly obligation regarding the $500 per month escrow fee and the transfer agent and related fees are based on the size of shareholders records being maintained during and after the offering.

8. Operating expenses can be scaled and adjusted according to these 3-month intervals based on their priority stated above. If the company fails to sell any common shares in this offering, the use of proceeds and priorities will remain in the same order as listed, as they become relevant for maintaining reduced operations. Additionally, with the acquisition of multifamily real estate that we manage to obtain, we will look to its cash-flow to maintain additional capital not obtained immediately in this offering, to support and sustain the growth of the company.

9. The Company also expects to use the net proceeds from this Offering for working capital, capital expenditures, estimated memorandum preparation, filing, printing, legal, accounting, and other fees and expenses related to the Offering, marketing, sales, and product development.

10. The Company does not anticipate any material changes in the use of proceeds as described in the above table, “Use of Proceeds,” if all the securities offered in this proposed Offering Circular are qualified but not sold.

11. No amount of the proceeds is currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

Item 7. Description of Business

Consumer Cooperative Group, Inc. (the “Company”), is a development stage company incorporated in the State of Oregon on January 27, 2017, as a cooperative with a fiscal year end date of 12/31.

The Company is a new-age real estate investment cooperative that will give an equitable alternative, to the common neglected & underserved investor. Current statistics show about 90% of the population are non-accredited investors, that were excluded from making early equity investments into privately held start-ups. This percentage includes, an incredibly large demographic, that is made up of low-to-middle class Black American families with young and teenage children, who do not have an affordable and/or consistent method to create generational wealth through real estate ownership, in order to pass down to future generations and are all but forgotten by most investment institutions. We aim to empower these investors by giving them a suitable, affordable, and non-traditional investment option iy the multifamily real estate industry.

The company will do this by offering Equity: Class A Common Stock in exchange for an affordable investment, which will allow the company to invest into turnkey multifamily real estate assets that are already have historical revenues, occupied with tenants and currently producing cash-flow. Cooperative membership will be offered separately and requires dues to be paid at a fixed rate of ($120/yr. or $12 monthly) to help build and support a social financial infrastructure and profit-sharing, that will benefit the financial well-being of every member and their families.

Over the next 5 years, the company plans to acquire more than $100 million in turn-key multifamily real estate assets across the United States. The company will sell equity: up to 75 million of Class A Common Stock in this offering, following the minimum investment requirement, while simultaneously building the cooperative membership base and collecting monthly/yearly membership dues.

Our advantage in this offering is our non-traditional business investment model and our unique approach in pre-occupied multifamily real estate investing because it is our business’s foundation. We did not have to learn or adjust our business policies to the new JOBS ACT legislation like some of our competitors, who are racing to catch up to capture this new flood of neglected & underserved investors to the market under the JOBS ACT. We are different because we speak the common language of these new niche market investors as well as knowing their specific affordable investments needs by offering what the competition will not. We are offering growth opportunities through equity, all while providing affordable entry level investment thresholds for every household budget. Real Estate investment pooling within our cooperative model provides indirect real estate ownership benefits to our new investors through equity shareholdings with our company with the main focus on establishing a market for liquidity of their shareholdings, something our competitors are not focusing on.

Company Location

The Company’s corporate offices are located at 5900 Balcones Street, Suite 100, Austin, Texas 78731. The Company believes that the space currently available will be sufficient to accommodate its operations as described herein and for the foreseeable future.

• The Company’s telephone number is: 972-464-0463

• The Company’s fax number is: 972-464-0464

• The Company’s web site address is: https://ccg.coop & https://invest.ccg.coop

• The Company’s email address is: support@ccg.coop

Subsequent to the launch of its Real Estate Investment Cooperative (REIC™), the Company will consider moving into a larger facility to accommodate its administrative, marketing & sales, accounting, and support operations.

The Company

The company is a real estate investment cooperative that will create a streamline and affordable way to access real estate investments and invest into various turnkey cash-flowing multifamily apartment complexes and other real estate investments in exchange for equity shares. We believe that traditional investments in real estate are marketed as a one size fits all, not affordable and are not investor friendly, as it puts the investors at a financial disadvantage. Our cooperative model plans to revitalize community & group economics, through indirect real estate ownership via our equity stock. We think this will decrease the dependence on local, state, and federal resources, while stimulating economic growth.

Fn 2012 the Jobs Act was implemented, and this signaled the beginning of a potential change for small businesses and their ability to access capital. Though this change did not take place officially until 2016, the company did not form officially until 2017 anticipating that changes would be made along the way. The company was created as new and clean entity for the purposes of developing at affordable real estate investment cooperative, pooling portal, web, and mobile application for the new niche market of investors, that will create a streamline and affordable way to access real estate investments into cash-flowing apartment complexes and other real estate investments in exchange for equity shares in the company. From 2017 to 2019 the cooperative has had limited to no business operations other than to maintain its existence, to prepare it for its future operations and its direct path to the Wall Street capital markets by utilizing Title 2: Access to capital for Job Creators, Title 3: Crowdfunding and Title: 4 Regulation A+ pipeline of the Jobs Act of 2016. New legislation will now allow the company to bring the financial power of the community to the forefront by establishing a cooperative method to be used, to buy back our communities, build infrastructure that will create community base businesses, utility services, a financial network that will allow fellow community members to circulate it’s financial capital amongst itself and solidify a right of an equity stake for the people in every community without and or limited governmental involvement.

The Company’s Products and Services

Any reference to any trademarks herein is relying on common law trademarks. The Company has not yet filed an application tu the USPTO for trademark protection. The Company intends to seek trademark protection in the future.

Real Estate Investment Cooperative (R.E.I.C™)

R.E.I.C™ (pronounced rec) is a real estate investment cooperative. R.E.I.C™ is the intellectual property, financial technology (FinTech) and entity designation (self-classification) type of Consumer Cooperative Group, Inc. (CC Group) and it can be compared to a real estate investment trust (REIT) without the classification and the restrictions imposed by the Internal Revenue Service (IRS) for this designation. The difference lies between, the classification of being a trust or cooperative. R.E.I.C™ will be a new to the market, innovative financial investment vehicle, that invests the financial resources, of a networked community of neglected and underserved investors for the sole purpose of purchasing cash-flowing, debt- free real estate assets on a national and international level, in exchange for ownership (equity). Since, R.E.I.C™ is made up of members/shareholders in various communities it will serve as the public entity, representing the common goals of its members/shareholders who wish to equitably & financially compete and potentially become listed and traded on the New York Stock Exchange (NYSE) American via a direct listing to realize immediate liquidity, leverage for their investments and/or the ability to capitalize and build up their individual communities, to either control or prevent gentrification all together.

Self-Classified Investment Vehicle & Entity Type

The company’s new and innovative approach is through a Real Estate Investment Cooperative (R.E.I.C™), which we equate in name and operational designation only, like the term REIT. REIT is a term designated under the U.S. Federal income tax law and states that any corporation, trust, or association that acts as an investment agent specializing in real estate and real estate mortgages is subject to Internal Revenue Code section 856. We are not REIT or elected to be one and are not qualified to be one under IRC section 856 because we are not distributing 90% or more of our taxable income to shareholders as taxable dividends.

We will be operating as a cooperative that invest in multifamily real estate assets that are already occupied and producing cash-flow. (R.E.I.C™) is the company’s intellectual property that classifies their company’s operations specifically in the investment in real estate assets that directly benefits its investors/members. As a (R.E.I.C™) the company distributes a minimum of 50%-70% of its taxable income to its members/shareholders. For tax purposes the (R.E.I.C™) will be treated as a C corporation under the IRC and additionally utilize the benefits afforded to cooperative corporations under subchapter T when dealing with patronage dividends paid to its members.

Now, the distinctions between member, shareholder and investor are as follows:

Shareholder/Investor

Shareholder and investor are interchangeable. The benefit is a 50/50 split of all monthly profits from the company’s multifamily real estate holdings after expenses. The profit will be based on earnings per share (EPS) held by the shareholder/investor. Profit payments will be paid out 45-60 days after rent collections are due at the first of the month, until a consistent monthly profit share payment is established. This is similar to the paycheck method of putting a week in a hole before receiving your first paycheck. Additional benefit is that a minimum of a 1-year cooperative membership is provided to all new investors. This entitles the investor an additional 20%, which the new split will be 70/30 of the monthly profits from the multifamily real estate cash flow after expenses in favor of the investor/member.

Cooperative Member

Membership to the cooperative is voluntary. Membership is $120 per year, and it provides a benefit of a 20% profit share based on the amount of patronage is spent with the cooperative on a monthly and annual basis. An example would be if a member spends $100 over the course of a year, then their profit share would be 20% which is $20 dollars. A member does not receive Class A Common Stock for their patronage unless they are already an shareholder/investor. Instead, they receive a Member Capital Account (MCA) that collects all the information on their patronage transactions on a monthly and annual basis. At any time, the member can acquire Class A Common Stock at the current or market rate.

Member/Investor or Member/Shareholder

Both designations mean the same thing. The benefit of the profit-sharing increases to 70/30 in favor of the member/investor. Members must maintain their monthly or annual membership dues in order to continue to qualify for the additional 20% patronage profit-sharing. If a membership lapses and is not renewed within 60 days, then membership can only be renewed under the current rate and this rate can be higher. Members will receive a prorated credit for the patronages paid up to the cancellation or lapse of their membership and their status will revert back to Investor/Shareholder at the current 50/50 profit sharing split.

Real Estate Investment Portal (R.E.I.P.P™)

R.E.I.P.P™ (pronounced rep) will be a real estate investment portal management software system that will allow for the management of preexisting members/investors to acquire additional multifamily real estate and the secure management of the company’s investment portfolio and member/investor network online.

R.E.I.P.P™ is not a funding portal under the Jobs Act and not a trading platform. Only member/investors will have access to R.E.I.P.P™, where they can view in real time, the statistics of the company’s real estate investment portfolio, monthly accounting, the progress of any profit sharing and patronage dividends that will be distributed on a monthly basis, and preview any potential or pending multifamily properties that company intends to acquire. Members /Investors will not be able to choose which properties or units the company invest in, but will have the option to participate in the acquisition by providing private internal capital funding. Class A Common shares will not be issued for these capital investments in the cooperative, because they kill fall under the member benefits and patronage dividends of 20% will paid according to their capital investments.

Proprietary Network & Pooling Platform for Real Estate Investments

While the need for investing in real estate is crucial in establishing generation wealth, a platform to access these cash-flowing assets would need to be established. So we are developing a Real Estate Investment Pooling Portal (R.E.I.P.P™), so our members/shareholders will have access to view potential properties that are being considered for purchase, the ability to invest, and a place where they can then pool their financial capital with other members/investors to acquire debt-free and cash-flowing apartment complexes and other real estate assets, in exchange for equity shares in the company.

Cooperative Business & Member Apparel Merchandise

Cooperative apparel will be made available for our business executives, member/investor base and any members of the public who want to help and support the financial building of our COOPONOMICS™ concept. Revenue generated from the sales of our merchandise will be used for administrative purposes and towards our goals of creating and establishing our own community cooperative based financial and real estate investment ecosystems.

Debt-Free Assets: Mitigating the Liability

• Member/Shareholders of the cooperative corporation enjoy limited liability for debts and obligations of the business, including the unlawful acts of other shareholders and employees. Liability is limited to only the amounts invested in the cooperative corporation.

• Cooperatives are subject to the legal doctrine known as “piercing the corporate veil” which can result in shareholders losing their limited liability protection.

• Avoiding this pitfall requires not personally guaranteeing business loans under any circumstance. It can potentially cause the shareholder to lose its limited liability protection.

• Traditional lending methods encourage the personal guaranteeing any type of loan iz order expose access to personal assets not associated with the loan with the attempt to attach such liability to those assets.

The Company’s Marketing and Sales Strategies

The approach will be on the misrepresentation on the dependence on debt, as a means of generating wealth over the equity component. There is a myth behind debt and the fact that it can represent two different perspectives and we believe our communities and the new niche market of individual investors who are their true representatives have been misguided. On one side, the true power of debt from a creditor’s perspective, has primary position and equity holders are placed into a subordinate position until that debt is paid in full. The second side is from the perspective of the equity holders, where there is no debt threatening their equity and they maintain primary position and can leverage that equity and control the debt outside their initial investment.

The strategy is educating and being able to always place our member/shareholders in an equitable position while maximizing their access to cash-flow through dividends and liquidity of their shares of stock. To achieve this, we have to appeal to other like-minded individuals, with similar goals, to build a network of communities through the use of alternative financing methods, in order to provide financial support for products and services, that can be used and consumed within their individual communities, collectively as a single governing body and or group.

Traditionally, corporate models have been centered around corporations, Limited Liability Companies (LLC’s) and partnerships when it came tf purchasing real estate as an investment. The embodiment of the cooperative model has been suppressed and is almost unknown to the general public as a business entity. A hybrid approach of combining the cooperative and a corporation allows for the merging of the benefits of the above-mentioned business entities.

Corporation designated as a Cooperative:

• Is a corporation designated as a cooperative that places ownership of the cooperative in the hands of the employees or patrons (members/shareholders).

• The cooperative is intended to be community based, giving those whom the entity serves or employs a direct say in the operation of the entity.

• For profit cooperative can elect to distribute profits to their patrons as a special “patronage dividend” in order not to be taxed on the federal level so as long the distributions follow statutory rules. Ownership of Assets/Distribution of Profits:

• The cooperative owns the assets of the business which includes the real estate acquisitions by any method and the members/shareholders do not have a direct financial interest in them.

• Since, this cooperative is a for profit, members/shareholders own the business in the form of equity through their shares of stock they hold, and this is their direct financial interest.

Traditional Real Estate Investing Option

A new niche market of investors needs this non-traditional approach to an outdated traditional system of real estate investing. The current special purpose vehicle used for real estate investing, as classified by the Internal Revenue Service (IRS) is a Real Estate Investment Trust (REIT). This vehicle is heavily regulated and involves regulatory red tape to obtain and maintain this classification. Another one of the drawbacks is growth because they are required to payout 90% of their profits in dividends, which only leaves 10% for reinvestments. This could force management to go for higher leverage in order to expand real estate holdings, which will reduce earnings.

Industry and Market Trends

Ever since the enactment of the Jobs Act, there has been an increase in activity to capture this new market of investors in the real estate sector. Even though this new market of investors and the real estate investment industry is the core of our business, certain trends are taking some of the attributes of our cooperative model and executing them as individual businesses than plays more to the traditional pre-Jobs Act routine that favors the market of wealthy investors, as it has for several decade non.

Trend#1: Even though the Jobs Act is in its infancy stage there are unfounded claims of being the only one, number one, first to the market and the original, but all of them follow the same basic approach model to attract venture capitalist first and then the new market of investors are secondary. This is an odd trend, as the Jobs Acts was created in a way to democratize access to the capital markets for non-accredited investor types, but everyone continues to follow the traditional patterns of seeking funding from venture capitalist. The funding portals, created under this new legislation follows this same pattern and there is no way measure the ratio between accredited investors and non-accredited investors participation in funding deals. The same can be said about which businesses are not given access to these portals based on additional arbitrary vetting practices that favor the accredited investors (Venture Capitalist) likes and dislikes. This practice is freely admitted as they clearly state on some sites, that less than 1% of businesses that apply for access to their portal, are approved to raise capital. Over 99% of businesses are rejected from funding portals under the Jobs Acts. This is not democratization, this is controlling what business gets to access public capital and it also controls what investors can and cannot see to invest in, thereby taking away their choice.

Trend#2: Deals with creating turn-key real estate investments where investments are solicited prior to the construction of small, usually four-unit properties for the purpose of cash-flow and appreciation for small investors, who have to qualify for an investment loan. If qualified, when the construction is completed, it is delivered to the owner fully leased and with a management team in place. Again, the turn-key solution from this new trend is an attribute within our cooperative model and the other components from this trend still follow the traditional real estate model where a select few may be able to qualify for this life changing opportunity from these types of deals.

Trend #3: Deals with another model that is gaining traction is syndications where you have an individual or a business as a sponsor in a real estate investment deal made up of several investors working together to combine their skills and resources to acquire real estate that they normally could not afford. This is normally set up as a partnership and is the closest effective business strategy that compares to our cooperative model.

Potential Large Untapped Market

Venture capitalist typically invest about $20-$30 billion a year with about only 1-4% of new companies ever receiving VC funding. We believe those same numbers are line with how funding portals operate, when they are arbitrarily vetting what businesses are allowed to utilize their portal to access capital via crowdfunding under the Jobs Act. Venture Capitalist do not crowdfund on the scale that the Jobs Act legislation intended, hence the reason it is titled crowdfunding. This large market of non-accredited investors is still untapped, and we believe since the market trends of funding portals are only catering to Venture Capitalist in hopes for an initial large investment in their arbitrarily vetted businesses on their platform, they are in a position to hype up the business through their funding portal in hopes the non- accredited investors follow their indirect recommendation and invest in the business. This market of new investors is being controlled and it is prohibiting their true growth potential as intended under the Jobs Act. Before legislation the crowdfunding model has already been proven effective when unmolested.

We believe the wealth gap is artificial and if we can remove the manipulation through our cooperative model it will aid in the democratization of our financial system, equitably to this new market of non- accredited investors and their communities. If we look at these outdated classifications such as accredited and non-accredited, we can easily determine that these act as a one size fits all. Now, every investor regardless of their classification does not truly represent their financial capability to invest a limited or an unlimited amount xf capital in an investment opportunity. Accredited investors make up about 2% of the market and have had access to early-stage investments, that have amassed fortunes for several decades now. Then we have the non-accredited investors who make up the other 98% and is who, these retail investments are marketed too after they are underwritten by investment banks and listed on stock exchanges, we know today, respectfully as the OTC Markets, NASDAQ and the New York Stock Exchange (NYSE). These retail markets are specifically marketed to the 98%, as investment opportunities. So, looking at this from a commonsense perspective, non-accredited investors (retail investors) are good enough to invest at an inflated rate but not at an early discounted rate. There is a common denominator here, at every stage there was some type of intermediary whether it be a broker, investment banker or a funding portal that is hindering access and progress of financial growth from a business and an investor prospect.

Using the market trends, we described previously our cooperative model removes the intermediary component to maximize access to equitable real estate investments that they can make an unrestricted choice on whether to invest or not.

We additionally, enhance the investment opportunity by making if a true turn-key real estate investment and even though we utilize the syndication component we only require the capital contribution in return for an equity position through our common stock and any skill or resources that the investor may have can be used separately at their discretion if they decide to leverage their equity shares privately.

The cooperative model represents the like-minded member/investors as single entity. This is effective in the sense that the company may be classified as a single accredited investor or even an institutional investor if the assets of the company meet a certain benchmark for such a classification. Additionally, the member/investors do not just benefit from potential profit sharing, they have prorated shares of equity ownership through their stockholdings, in which if the company pursues liquidity by listing it shares on a trading platform, provides immediate liquidity for each member/investor and or the power of financial leverage of their shares to fund their own personal or community projects. This is where their skills and resources play a major part from the syndication separation requirement, as stated earlier. The transition begins to develop by shifting their classification from non-accredited to accredited, which will open up access to new resources that were not originally available. Member/Investors are no longer just relying on a monthly or annual dividend payment, they have ownership in a company and access to immediate liquidity or leverage of their stockholdings if Tier 1 cash is needed. No more uncertainties or the need to wait to see if a dividend payment will be made.

Even though we do not believe we can capture the entire market, but we can prime it up and build upon the current data, through awareness, sharing, education and buildins financial models that will assist in engaging the shift in financial awareness within this untapped market of investors.

The Competition

The Company’s cooperative model faces many competitors such as RealtyShares.com. This website in particular is the base model of all the other competitors with the minimum investment being different across each site. RealtyShares.com is made up of a Senior leadership team, an Advisory Board, Board Members, and Investors. The firm is supported by a world-class of investors which they fall under the classification of accredited investors. They are addressing some of the social, cultural, legal, political, economic, and technological needs based on the current legislative changes with Securities and Exchange Commission. As for the ability to impact laws or legislation I did not find anything to support other than them providing a platform to solicit investment funds for real estate acquisitions. There is no competitive advantage because even though their market is addressing both accredited and non-accredited investors their minimum investment is $5k which will not appeal or is reachable for some non-accredited investors. They possess the buying power by leveraging the amount investors looking to participate along with the high dollar amount minimum and this gives them an edge in the market in regard to the investment goal of the project. Their set-up is based on diversification, cash-flow and transparency and state that owning real estate will and has outperformed the stock market 2:1 since 2000. To date they have funded over 550 projects, returned over $59.7 millions of principal back to investors and currently have over 92,000 investors registered and of the registered investors there is no distinction between the accredited and non-accredited classification of its investors. Overall, they offer the investor the ability to optimize their portfolio with diversified real estate offerings by choosing the asset type, offering type, geographical location, and targeted returns goals.

While there does exist some current competition, Management believes that the Company’s services are demographically well positioned, top quality and unique in nature while offering greater value. The expertise of management combined with the innovative nature of its marketing approach, set the Company apart from its competitors. However, there is the possibility that new competitors could seize upon the Company’s business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than the Company, which could give them a significant advantage. There is the possibility that the competitors could capture significant market share of the Company’s intended market.

The traditional process of rules is designed to eliminate a certain class of individuals, investor types from participating in the real estate investment market. By failing to follow the traditional process, customers are then declined access to capital and when this classification is documented via a credit profile for everyone to see.

Our cooperative corporation does not operate traditionally. It seeks to protect its integrity of the entity and the members/shareholders that support and benefit from its services. This includes financial education and the importance of best practices that include but are not limited personally guaranteeing long-term debt outside of the cooperative network. The cooperative follows this same premise with any investment in real estate when pooling the financial capital invested by its members/shareholders, all cash-flowing property is acquired debt-free. This method prevents third- party financial institutions from soliciting unnecessary financial asset information that can be utilized to pierce the corporate veil. This non- traditional method of financial investing replaces the debt instrument method, financial institutions rely on, and in turn transfers the equity position to the members/shareholders, instead of having its financial promissory note unknowingly monetized by the bank.

Company Management and Employees Senior Management

At the present time, (2) individual(s) is/are actively involved in the management of the Company. These individuals are

Tanen Andrews, Founder and Chief Executive Officer

Tanen Andrews is our Founder and has served as the Chief Executive Officer since our inception. As an entrepreneur in 1996 he invested and renovated his first single-family home in Arlington, TX with the assistance of his mentor. 6 months later he sold the property for a 5-figure profit. This later lead to a larger combined 32-unit acquisition of single family, duplexes, triplexes and four-plexes in the Fort Worth Texas area in 1997. This acquisition was unique because he bought the private company that owned the real estate holdings. In 1998 he bought a 13-unit apartment complex in Fort Worth, Texas, where he renovated and kept it for investment. It was not until 2003 when he teamed with a local builder in a multimillion-dollar deal to acquire 25 new construction single family homes in the Southwest Dallas area. It took about 6 to 8 months to close, and all properties were held for investment that benefited the subsidized housing market in that area. Mr. Andrews continued educating the community about how to properly set up and structure business entities, investing in real estate as a grout and instilling the importance of the financial power of pooling capital resources for financial independence.

Mr. Andrews established our company’s cooperative methodology nearly 25 years ago, but current legislation was not adopted at the time to pursue it. Mr. Andrews will implement this methodology to bring the awareness of the financial power of the community to the forefront, to buy back our communities, build infrastructure that will create community-based businesses, utility services, a financial network that will allow his fellow community members to circulate its financial capital amongst itself and solidify a right of an equity stake for the people in every community without and or limited governmental involvement.

Mr. Andrews holds a Bachelor’s in Science in Game Art/Computer Animation from Full Sail University and is currently completing his Master of Arts in Entrepreneurship w/concentration tn Small Business Management and a Master of Business Administration at two separate universities.

Mr. Andrews responsibilities are to represent the best interests of the Company and its shareholders. He is responsible for creating and implementing strategies to grow the business and brand by developing business relationships and alliances, pursuing corporate opportunities, as well as assisting with oversight and management of the day-to-day operations.

Tomica Hogg-Andrews, President

Tomica Hogg-Andrews has served as our President since its inception. Since, 2020 Mrs. Andrews has worked alongside our Founder, Tanen Andrews, who is also her spouse, in managing the real estate acquisitions budgets, renovations, real estate holdings and their workforce of contractors. Mrs. Andrews background is in insurance and brings that experience to help implement the due diligence in various insurance packages that will be necessary to insure and the protect the company’s assets, as well as key employees, contractors and any policies deemed necessary in the best interest of our shareholders.

Mrs. Andrews key responsibilities are to provide strong leadership for the company by working with the board and other executives to establish short and long-term goals, plans and strategies. Also, for presiding over the entire workforce and managing budgets and making sure resources are allocated properly, as well making sure departments meet their individual goals and is responsible for the overall accountability to shareholders and the general public.

Employees The Company employs 2 full-time employees the Founder/CEO and President. The Company employs no part-time employees.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state, and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, products, services or intended website. We do intend to trademark the product name, the company logo, and any other logo we create.

Research and Development Since our inception to the date of this Offering Circular, we have not spent any money on research and development activities.

Reports to Security Holders

The Company will furnish annual audited reports to its Shareholders 60 days after the end of its fiscal year. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as ue deem appropriate or required by applicable securities regulations. The Company’s fiscal year ends of 12/31 of each year.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20509. Information on the operation of the Public Reference Room may be obtained by calming the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

Item 8. Description of Property

The Company does not own any real property such as land, buildings, physical plants, or other material physical properties.

The Company has not entered into any lease agreement or any other major property encumbrance.

The Company’s staff primarily works from home or at the facilities of the Company’s clients.

Item 9. Management's Discussion and Analysis of Financial Condition

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular (“prospectus”). Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer tv future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospects. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward- looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles (GAAP). All references to “common shares” refer to the Common Shares of our authorized capital stock.

Overview

Consumer Cooperative Group, Inc. (the “Company”), is a development stage company incorporated in the State of Oregon on January 27, 2017, as a cooperative with a fiscal year end date of 12/31.

Since incorporation, we have not made any significant purchase or sale of assets. To meet our need for cash we are attempting to raise money from this offering of our Common Stock. Even if we are able to raise enough money through this offering to commence operations, we cannot guarantee that once operations commence, we will stay in business after doing so. If we are unable to successfully attract customers, we may quickly use up the proceeds from this offering.

From the date of incorporation, January 27, 2017, through May 1, 2021, our business operations have primarily been focused on developing our products and services, nurturing business relationships with our distribution partners and developing our business plan. We have spent a total of approximately $12,674.00 on the costs of preparing and filing this Offering Circular. We have generated only limited revenue from business operations.

The proceeds from this offering will satisfy our cash requirements for up to 18 months. If we are unable turn a profit by that time, we may be forced to raise additional capital. The expenses of this offering include the preparation of this prospectus, the filing of this Offering Circular and developing the business plan.

The Company is offering, through this Offering Circular, a limited number of shares of Common Stock in the Company io a select group of qualified investors as described herein. The Company is authorized to issue additional classes of Common Stock from time to time pursuant to other offering materials containing financial terms and conditions that may differ from those set forth herein. As of the date set forth hereof, the Company is offering Common Stock in one (1) class. The Company's investment objective and strategy bith regard to the Securities are set forth below, and investors are directed to such materials. The Company may, from time to time, refine or change the Company's strategy without prior notice to, or approval by, the Shareholders.

Operating Results

Consumer Cooperative Group, Inc. is a Developmental Stage Company with Limited Operating History.

The Company was formed as a Oregon Cooperative on January 27, 2017. Therefore, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company's proposed operations are subject to all business risks associated with early, growth state companies. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the expansion of a business and the continued development of the business method. We may never operate profitably.

The Company’s revenue, described in Section F/S of this Offering Circular, the Consolidated Financial Statements, is based upon its few sales to date. There has been no other significant component of revenue or expense, specifically related to the operations of the Company. Therefore, there are no significant material changes in its net sales or revenues.

Liquidity and Capital Resources

The Company is not liquid. The capital resources required by the Company to manage its operations without incurring any uncompensated costs and minimal profit are significant. Therefore, the Company is offering, through this Offering Circular, a limited number of shares of Common Stock in the Company to a select greup of qualified investors in order to raise capital increase the Company’s liquidity and capital resources. The Company as described herein, does not have any debt. The Company has no current commitments for capital expenditures and has no commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period.

Plan of Operations

The Company is a Cooperative and a self-designated classification Real Estate Investment Cooperative (REIC™) committed to establishing l non-traditional, community based and turn-key real estate investing platform service, that we believe will eliminate all of them mediocre real estate investing opportunities that are marketed daily to our target niche community, that never deliver favorable results. We want to ensure; we meet and exceed our expectations of the value that we intend to deliver to our niche community.

We anticipate that the $75,000,000 we intend to raise in this offering will be sufficient to enable us to establish our company and execute our business plan, including, but not limited to securing our babe of operations and any updates and/or modifications; acquiring turn-key real estate apartment complexes, equipment, infrastructure; hiring a strong management team and key personnel; and achieving growth by way of licensing and strategic partnerships.

It is the opinion of Company management that the proceeds from this proposed offering will satisfy the Company’s need for liquidity and cash requirements to acquire real estate apartment complexes and put the Company in a position lo grow its business in accordance with its business plan. Please refer to Table 4, Use of Proceeds, Part II Item 6, for the Company’s planned use of proceeds to be generated from this proposed offering.

Additionally, the Use of Proceeds section describes our plan of operations during the first 36 consecutive months following commencement of this proposed offering.

Milestone 1: Month 1 to Month 6 – Infrastructure, Management, Key Personnel and Contingency Plan

Our first milestone is to complete our base of operations and to secure the management team & key partnerships.

First, wg intend to identify suitable property for offices in/around the City of Dallas. If we are unable to locate a property that meets these criteria, we will continue to have our management work from home until suitable properly and facilities can be identified. At this time, we have not entered into any negotiations or agreements for the lease or purchase of real property.

Concurrently with securing our base of operations, we intend to hire our management team and key personnel. Tanen Andrews will serve as Chief Executive Officer aid Tomica Hogg-Andrews will serve as President. We intend to hire a management team consisting of a Chief Financial Officer; Chief Information Officer; Chief Operations Officer; and a Vice President of Marketing. We intend to hire key personnel consisting of a Head of Information Technology; Sales Manager and sales staff; Program Director; Chief Editor; and Head of Program Acquisition.

Our Marketing Strategy will include social media outlets (Facebook, Twitter, etc.), web advertising and television commercials as well as advertisements on the Company’s web site (and other affiliated web sites) and webinars.

Our intended revenue stream will come from a few sources:

• Membership Dues,

• Rental Income from Real Estate Holdings,

• Online Educational Products & Services

Milestone 2: Month 2 to Month 6 – Acquisition and Production of Content and Contingency Plan

Our second milestone, once our infrastructure, management team and key partnerships are in place, is to begin acquiring turn-key real estate apartment complexes, fully implementing our cooperative membership program and the sales of our financial educational product and services to our niche community base.

From our market research, we believe there exists a significant and growing need for our service. We intend to assemble a team whose sole purpose it to first educate and then sell our membership with the key emphasis of Cooponomics (cooperative + economics) which is the purchasing power of a cooperative group, directly to our niche market communities through the use of educational and PSA videos, webinars and online interactive financial learning content to help raise their financial awareness.

As an alternative to meeting our first milestone, if the full $18 million in funding is not received within the first column of the use of proceeds section, we will have to reduce operations down about 80% of which we will need about $3,750,000.00 in funding to acquire and hold smaller multi-family real estate properties, along with acquisitions of single-family homes that we can renovate and sell. Properties will be located in the State of Texas, and a total of 2 single family homes, one in Garland Texas and the other one in El Paso, Texas have been acquired, renovated and sold within the last 24 months.

Milestone 3: Month 6 to Month 12 – Growth

Our strategy for months 6 through 12 is growth by focusing on acquiring turn-key real estate apartment complexes, fully implementing our cooperative membership program and the sales of our financial educational product and services to our niche community base. We also intend on exploring and starting the process of listing our shares for trading on an exchange we may or not qualify for.

This entails existing properties with tenants only and any needed renovations to add value to the properties. We will not be engaging in any new construction and will hold all real estate acquisitions as investments. As disclosed in our use of proceeds, we will need the over $18 million to conduct our planned operations if 25% of our shares are sold within the first 3 months.

As an alternative to meet this milestone, if funding is not received, we will have to reduce operations down about 80% of which we will need about $3,750,000.00 in funding to acquire and hold smaller multi-family real estate properties, along with acquisitions of single-family homes that we can renovate and sell. Properties will be located in the State of Texas, and a total of 2 single family homes, one in Garland Texas and the other one in El Paso, Texas have been acquired, renovated and sold within the last 24 months.

Milestone 4: Month 13 to Month 18 – Listing on the OTC, NASDAQ, NYSE or like Exchange

Our ultimate strategy for the first part of the next fiscal year is to be listed and trading on an exchange such as the NASDAQ or NYSE. As a contingency if we are not able to qualify for a listing on such exchanges, we with look to the OTC for liquidity and scale our growth accordingly.

Growth Strategy

Engaging with our niche market of neglected investor types: Overall Growth Strategies

The traditional process of rules hindered or completely eliminated a certain class of individuals, investor types from participating early in start-up companies in various industries, including real estate investment.

Being forced to follow the traditional process (applying for debt to invest or start a business) without any other options, individuals and or small businesses were declined access to capital and then this classification is documented via a credit profile for everyone to see.

Our cooperative does not operate traditionally. It seeks to protect its integrity of the entity and the members/shareholders that support and benefit from its services. This includes financial education and the importance of best practices that include but are not limited personally guaranteeing long-term debt outside of the cooperative network. The cooperative follows this same premise with any investment in real estate when pooling the financial capital invested by its members/shareholders, all cash-flowing property is acquired debt-free. This method prevents third- party financial institutions from soliciting unnecessary financial asset information that can be utilized to pierce the corporate veil. This non-traditional method of financial investing replaces the debt instrument method, financial institutions rely on, and in turn transfers the primary equity position directly to the members/shareholders thereby mitigating potential volatility.

We believe by engaging this new niche market of investors created by the Jobs Act, utilizing a standard and simple process of inclusion, access and an affordable equity approach, we can redirect this new public capital to acquire turnkey, cash flowing real estate assets, that will help build solid equity positions for our new group of investors, as well as positioning them to understand the power behind an equity position.

Creating and capturing market share in real estate investments:

The Problem & Solution Problem Worth Solving

Outdated legislation created a wealth gap between various communities. In doing so, it classified individuals into categories, such as accredited and non-accredited investors. These classifications established financial opportunities for the accredited investors which make up approximately 2% of the market and denied it to non-accredited investors who make up the other 98%. This is a problem because financial wealth was being created over the last several decades into the early investment opportunities in start-ups and innovative companies, we all know today. Even though there was a risk involved, there were high profit possibilities to be gained from the success of these companies early on.

These massive fortunes were expanded when these companies were underwritten by investment banks and listed on stock exchanges, we know today, respectfully as the OTC Markets, NASDAQ, and the New York Stock Exchange (NYSE). These retail markets are specifically marketed to the 98%, as investment opportunities. This is not the case because the true meaning of a non-accredited investors is a retail investor. Retail investors are on the losing end of the investment because they are paying an inflated price for the stock, while creating high returns for the accredited investors who were afforded early access to the investment at a much lower investment cost. So, looking at this from a commonsense perspective, non-accredited investors (retail investors) were good enough to invest at an inflated rake but not at an early discounted rate. The intent to financially oppress is obvious.

Additional problems such as financial disabilities, which were created specifically in the real estate markets, dependencies on banks and other financial institutions to fund purchases and the creation of debt that attached to these real estate assets, which left these assets vulnerable to repossession and foreclosures. Remember, these are the same financial institutions whether directly or indirectly that have been underwriting start-ups and innovative companies in various industries. This is the financial discrepancy, because it is not about the equality of investing it is the ability to access equity to balance out the wealth gap that has been accumulated and leveraged over the last several decades by these individuals and institutions.

Legislation has changed the rules and even though there are some limitations for this new niche market of non-accredited investors to access early investments, the opportunity for early access is now available, with the ability to create potential generational wealth in the acquisition of cash-flowing real estate by controlling their investment dollars. Let’s address some of these newly created problems with this new legislation as it relates to funding portals. I am going to arbitrarily state that this problem lies with about 99% of the registered funding portals under the regulation of the SEC and FINRA, with the 1% who actually understand what legislation intended to create, which I equate to deregulating the monopoly on who gets to access the capital markets as a business and who gets to invest early in these emerging growth businesses.

Majority of the funding portals operate on traditional investing values. Similar to Venture Capitalist who typically invest a total of $20-$30 billion a year with about only 1-4% of the new companies ever receiving VC funding. This is a problem not only for the new issuer businesses but also for the new niche market of investors who now have an opportunity to invest on the ground floor. Majority of the funding portals follow this traditional Venture Capital approach, but they utilize the term vetting. They understand that venture capital deals have long been the preserve of extremely wealthy individuals or institutional investors. Their vetting policies and practices are arbitrary, and this allows them to act as financial gatekeepers to dictate and control the narrative of what business opportunities this new niche market of investors are able to see. This can be easily verified on their websites, as they state that less than 1% of issuers who apply to be listed on their portal get accepted. Legislation was created for the businesses and this new market of investors to come together on these funding platforms and not to be filtered out yy the owners of these funding portals because they do not think the business opportunity is not viable enough for their traditional investment values. It is not up to the funding portals, it is the new investors option and choice and their right to choose, is being suppressed. Additional vetting by these funding portals are arbitrary and unnecessary red-tape that does not additionally mitigate the financial risk in anyway. The Securities and Exchange Commission (SEC) rules dictate over the funding portal rules and is the only minimal and sufficient rules that should matter. These practices go unchecked and the investors are unknowingly being manipulated to invest in a limited pool of investments that are manufactured by these regulated funding portals.

The Solution

Consumer Cooperative Group, Inc., was formed as a cooperative to provide an array of affordable real estate investments and services to include but not limited to developing an affordable real estate investment pooling platform (R.E.I.P.P™) for the web and mobile applications for all investor types. This will allow for the pooling of financial investment capital in order to acquire large multi-family complexes as well as other real estate as a single cooperative group.

By eliminating unnecessary red-tape, high entry investment level requirements and eliminating the need of getting bank financing will equally allow everyone to become members and early shareholders. These new investors will have an opportunity to build an equity position by investing at an affordable price into real estate projects.

A cooperative group represents the financial buying power of the members/shareholders network and it will operate as a single accredited cooperative investment entity.

By attempting to create, remove the funding portal barriers and establish a market for this niche and under- served market, Consumer Cooperative Group will be the financial vehicle (Real Estate Investment Cooperative, R.E.I.C™) that will help facilitate and apply the financial investment capital of this neglected and underserved market of investors, so they can and through this cooperative take advantage of investments in cash-flowing real estate acquisitions and other real estate financial opportunities collectively, independently, equitably and doing it 1 property, 1 street, 1 block, 1 community and 1 city at a time until reaching the Wall Street trading platform.

The objective is to market to all investor types, eliminate the red-tape and at the same time, make it accessible and affordable to a specific member base, made up of non-accredited and accredited investor types and this will enable the cooperative to leverage the membership base by investing the affordable investment amounts in this offering from each member to acquire cash-flowing apartment buildings, single family residences and other real estate investments and services in exchange for equity in Consumer Cooperative Group, Inc.

Strategic Marketing:

Target Market

The Consumer Cooperative Group's customer base for this cooperative model is the underserved investors which include middle-class workers and low-income workers. The early adopters of this kill be families with young kids, teenage kids, young adults, and college students which will allow them to get an early start in financial planning at an affordable option. This profile meets the description of small communities around the world and is nowhere near exhausted. Business opportunities are usually unreachable for the majority of our communities mainly for the lack funds or even legislative restrictions such as it being mandatory to being a qualified investor. The rules have changed, and access is now available, and this access has opened up a new market for what the society defines as least savvy investors. The cooperative business will seek out these individuals and through careful training and education will be able get these individual up to speed on the basics of investing. This method will allow the cooperative business to target each demographic and one by one start the process of leveling the playing field on the financial markets. The distribution method via the cooperative's web and mobile application will serve as a valuable resource for financial education and other tools to maintain market acceptance. While the Company believes it can further develop the existing customer base and develop a new customer base through the marketing and promotion of its web application, the inability of the Company to further develop such a customer base could have a material adverse effect on the Company. Although the Company believes that its product matrix and its interactive e-commerce website offer advantages over competitive companies and products, the Company's products and e-commerce website may not attain a degree of market acceptance on a sustained basis or generate revenues sufficient for sustained profitable operations.

Marketing Plan

Approach, Strategy & Pricing Structure

The approach will be on the misrepresentation on the dependence on debt, as a means of generating wealth over the equity component. There is a myth behind debt and the fact that it can represent two different perspectives and we believe our communities and the new niche market of individual investors who are their true representatives have been misguided. On one side, the true power of debt from a creditor’s perspective, has primary position and equity holders are placed into a subordinate position until that debt is paid in full. The second side is from the perspective of the equity holders, where there is no debt threatening their equity and they maintain primary position and can leverage that equity and control the debt outside their initial investment.

The strategy is educating and being able to place our member/shareholders in an equitable position at all times while maximizing their access to cash-flow through dividends and liquidity of their shares of stock. To achieve this, we have to appeal to other like-minded individuals, with similar goals, to build a network of communities through the use of alternative financing methods, in order to provide financial support for products and services, that can be used and consumed within their individual communities, collectively as a single governing body and or group.

Traditionally, corporate models have been centered around corporations, Limited Liability Companies (LLC’s) and partnerships when it came to purchasing real estate as an investment. The embodiment of the cooperative model has been suppressed and is almost unknown to the general public as a business entity. A hybrid approach of combining the cooperative and a corporation allows for the merging of the benefits of the above-mentioned business entities.

Corporation designated as a Cooperative:

• Is a corporation designated as cooperative that places ownership of the corporation in the hands of the employees or patrons (members/shareholders)?

• The cooperative is intended to be community based, giving those whom the entity serves or employs a direct say in the operation of the entity.

• For profit cooperative can elect to distribute profits to their patrons as a special “patronage dividend” in order not to be taxed on the federal level so as long the distributions follow statutory rules.

Ownership of Assets/Distribution of Profits:

• The cooperative corporation owns the assets of the business which includes the real estate acquisitions by any method and the members/shareholders do not have a direct financial interest in them.

• Since, this cooperative corporation is a for profit, members/shareholders own the business in the form of equity through their shares of stock they hold, and this is their direct financial interest.

Traditional Real Estate Investing Option

A new niche market of investors needs this non-traditional approach to an outdated traditional system of real estate investing. The current special purpose vehicle used for real estate investing, as classified by the Internal Revenue Service (IRS) is a Real Estate Investment Trust (REIT). This vehicle is heavily regulated and involves regulatory red tape to obtain and maintain this classification. Another one of the drawbacks is growth because they are required to payout 90% of their profits in dividends, which only leaves 10% for reinvestments. This could force management to go for higher leverage in order to expand real estate holdings, which will reduce earnings.

Product & Service:

Self-Classified Investment Vehicle & Entity Type

Our new and innovative approach is a Real Estate Investment Cooperative (R.E.I.C™) which operates as a cooperative instead of a trust and there is no regulatory red tape involved for this classification with the IRS. Now, addressing the hybrid approach, our business is made up of members and shareholders. Cooperative membership is separate and distinct from the benefits of a shareholder and will be outlined on the company’s website, during the member’s registration and payment of monthly or annual membership dues. The power in this, is that this new niche market of investors can be either one or both and receive a single benefit regarding their choice or a combination of both.

Our potential members/shareholders need a turn-key solution to real estate investing and we are taking out all the obstacles that prevent everyday people from investing, in order to afford them the opportunity to access financial solutions that they have been denied access too. (R.E.I.C™) solves these issues because it eliminates the need of dealing with a bank, finance company or other types of investors, there is no need to stress over an approval process, no credit checks (or trying to maintain a credit score), no regulatory or governmental red-tape and especially, no over collateralization of assets with the fear of attaching liability to them. Additionally, when using our innovative financial vehicle our members/shareholders will receive equity shares of stock and hold a primary equitable position within the business and they are not subjected or subordinate to any debt because the company only carries short-term debt (12 months or less).

Proprietary Network & Pooling Platform for Real Estate Investments

While the need for investing in real estate is crucial in establishing generation wealth, a platform to access these cash-flowing assets would need to be established. So we are developing a Real Estate Investment Pooling Portal (R.E.I.P.P™), so our members/shareholders will have access to view potential properties that are being considered for purchase, the ability to invest, and a place where they can then pool their financial capital with other members/investors to acquire debt-free and cash-flowing apartment complexes and other real estate assets, in exchange for equity shares in the company.

Cooperative Business & Member Apparel Merchandise

Cooperative apparel will be made available for our business executives, member/investor base and any members of the public who want to help and support the financial building of our COOPONOMICS™ concept. Revenue generated from the sales of our merchandise will be used for administrative purposes and towards our goals of creating and establishing our own community cooperative based financial ecosystems.

Debt-Free Assets: Avoiding the Liability

• Member/Shareholders of the cooperative corporation enjoy limited liability for debts and obligations of the business, including the unlawful acts of other shareholders and employees. Liability is limited to only the amounts invested in the cooperative corporation.

• Cooperatives are subject to the legal doctrine known as “piercing the corporate veil” which can result in shareholders losing their limited liability protection.

• Avoiding this pitfall requires not personally guaranteeing business loans under any circumstance. It can potentially cause the shareholder to lose its limited liability protection.

• Traditional lending methods encourage the personal guaranteeing any type of loan in order expose access to personal assets not associated with the loan with the attempt to attach such liability to those assets.

Sales Plan: Promotion

New legislation has provided us a means to engage with a funding portal that is registered with the Securities & Exchange Commission (SEC) and that is a member of Financial Industry Regulatory Authority (FINRA). We will be selling our company’s securities under a SEC exemption to the public through general solicitation, as well as selling COOPONOMICS™ and CC GROUP™ company themed apparel in order to raise capital for the preparation of a public listing on either the OTC Markets or the NASDAQ or NYSE through regulatory filings and real estate investment acquisitions.

Social Media is our go to tool, as well as webinars and various YouTube videos that will consolidate many of the topics within this business plan into concentrated stand-alone educational content about the Power of COOPONOMICS™. Additional social media outlets playing a supporting role that will drive economic value will be, Instagram, IGTV, Facebook, Twitter, LinkedIn as well as our Spreaker podcast and our forever developing website.

Our main focus is on the production of high-quality educational content that we can delivery through these social media channels and something that has never been introduced to the public in a way that our company will present it.

People & Process

Our niche market of new investors is in a unique position to benefit from recent legislation changes, that will allow them to have access to potentially innovative start-up companies with an opportunity to benefit financially from their success. The challenge is targeting these new investors and separating ourselves and our opportunity versus the other competition looking to access their capital investment for their business venture. Our unique approach is the knowing the needs and wants of these new investors. So, we will show what has been and not been, offered for several decades now.

Our Founder/CEO Tanen Andrews will play a key role in the assembling and delivery of the key financial educational content through webinars and other social media outlets. As for the marketing strategy a team of marketing professionals will be enlisted to assist in the drafting of company press releases, along with heavy marketing campaigns of the company’s Founder financial educational content, that will expose the problems and seek the solutions in the financial wealth gap, that has plagued society for generations.

Competition

Our advantage in this offering is that non-traditional business in real estate investing, is our business's foundation. We did not have to learn or adjust our business polices to new legislation like some of our competitors, who are racing to catch up to capture this new flood of investors to the market. We are different because we speak the common language of this new niche market investors as well as knowing their specifics needs by offering what the competition will not. We are offering growth opportunities through equity, all while providing affordable entry level investment thresholds for every household budget. Real Estate investment pooling within our cooperative model provides indirect real estate ownership benefits to our new investors through equity shareholdings with the main focus on establishing a market for liquidity of their shareholdings, something our competitors are not focusing on.

Current alternatives

The Company’s cooperative model faces many competitors such as RealtyShares.com. This website in particular is the base model of all the other competitors with the minimum investment being different across each site. RealtyShares.com is made up of a Senior leadership team, an Advisory Board, Board Members, and Investors. The firm is supported by a world-class of investors which they fall under the classification of accredited investors. They are addressing some of the social, cultural, legal, political, economic, and technological needs based on the current legislative changes with Securities and Exchange Commission. As for the ability to impact laws or legislation I did not find anything to support other than them providing a platform to solicit investment funds for real estate acquisitions. There is no competitive advantage because even though their market is addressing both accredited and non-accredited investors their minimum investment is $5k which will not appeal or is reachable for some non-accredited investors. They possess the buying power by leveraging the amount investors looking to participate along with the high dollar amount minimum and this gives them an edge in the market in regard to the investment goal of the project. Their set-up is based on diversification, cash-flow and transparency and state that owning real estate will and has outperformed the stock market 2:1 since 2090. To date they have funded over 550 projects, returned over $59.7 millions of principal back to investors and currently have over 92,000 investors registered and of the registered investors there is ne distinction between the accredited and non-accredited classification of its investors. Overall, they offer the investor the ability to optimize their portfolio with diversified real estate offerings by choosing the asset type, offering type, geographical location, and targeted returns goals.

While there does exist some current competition, Management believes that the Company’s services are demographically well positioned, top quality and unique in nature while offering greater value. The expertise of management combined with the innovative nature of its marketing approach, set the Company apart from its competitors. However, there is the possibility that new competitors could seize upon the Company’s business model and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized thin the Company, which could give them a significant advantage. There is the possibility that the competitors could capture significant market share of the Company’s intended market.

SWOT Analysis

The Company’s niche market are the non-accredited investors who want to invest but have no financial vehicle in the public market to do so, now, while separating the terms between cooperative ant crowdsourcing this will distinguish the overall difference in this Real Estate Investment Platform Service. Investment of our capital is already a practice we as people do any way. Corporations advertise to tens of millions every day to buy their products and services and they cannot survive unless these millions of people buy. Tf we stop buying products from corporations for a short period of time and not play into their marketing hype about their products, we will put these businesses into a financial tailspin. This is the financial power of this neglected niche market of non-accredited investors that the company has at its disposal and by refocusing this financial buying power from this niche market as a cooperative group of members/shareholders, we will control our own company, product, profit and potentially shift the financial paradigm on al international level as a P2P network of diverse investor types using their financial investment power as a single cooperative entity through this new financial technology (FinTech).

Investment opportunities in real estate are often lost by everyday regular people because of time constraints, lack of money, lack of understanding of lending terms and disclosure requirements, and are usually taken advantage of by predatory lending, high net worth individuals or financial entities who are qualified as accredited investors. Low net-worth individuals, classified as non-accredited investors, need a way to compete when looking to long-term investing in the real estate market. A cooperative used as a real estate investment entity can level the playing field, by allowing individuals classified as non-accredited investors the ability to invest their financial resources as a group to access real estate and other investment opportunities that they normally would not qualify to participate in on an individual level.

Strengths:

• Investment does not require the need to qualify for a bank loan

• Real Estate ownership through shares of stock and co-op membership

• Investment is low and affordable

• Invest opportunity is available to all investor types

• Elimination of a Middleman

• Institutional & Accredited Investor status as a cooperative group.

• Debt free asset acquisitions through the investment process

• Innovative financial technology (FinTech) that competes with traditional financial methods

Strengths: One main advantage before deciding is the review of the strengths in starting a real estate investment cooperative. Everyone is not privy to being able to make large purchase such as real estate, so going through a process of applying for a loan from a bank can be an unnerving experience to some.

Eliminating this element from the equation relieves potential investors of the anxiety of having to be approved or vetted in order to participate in an investment opportunity. While ownership through shares of stock may sound intimidating, it serves as an entry level opportunity for investors who may lack financial savvy but affords them an opportunity to invest at the business’s inception and benefit from its potential growth.

The overall perception of banks is not fully understood, and this is where the fear and the lack of understanding oo what the banks are doing comes into play. There is fear of banks and the unnecessary red tape of having to disclose additional personal assets as m potential security for a loan. Lacking some of these elements can prevent the approval of a real estate loan or an opportunity for the bank to practice predatory lending and shaking down the homeowner/investors when the loan goes into default even when the bank knew the applicant could not afford the loan in the first place. “Predatory lending is any lending practice that imposes unfair or abusive loan terms in a borrower. It is also, any practice that convinces a borrower to accept unfair terms through deceptive, coercive, exploitative or unscrupulous actions for a loan that a borrower doesn’t need, doein’t want or can’t afford.”

All too often when an opportunity arises, there lies a financial investment and the majority of time that monetary value is not affordable, but this business opportunity will lower that threshold and open up the door to financial resources and different investor types and eliminate the bank, brokers and fund managers as the middlemen in all financial transactions.

Weaknesses:

• Investor/membership participation base needs to be high to compete effectively

• Long-term investment is required • Disadvantage of not having all savvy investors

• Lack of understanding of what cooperatives are and their value

• Potential turnover of membership base due to failure to maintain monthly or annual dues.

Weaknesses: Without a substantial member base the financial regards of the business may never be realized and to be effective while keeping investments low, a large base of members must be established and maintained over the course of the jusiness’s existence. We in society have been unknowingly conditioned through the years into believing of making quick money and getting rich quick, which results in being exposed to scam artist preying on everyone’s gullibility of being financially secure.

This business model is based on a long-term investment and might not be attractive to ar individual looking to make a quick return and that is ok. In addition to this it embodies the element of less savvy investors, who may lack the training, knowledge or understanding to make a sound and reasonable investment in a long-term venture. Investors of all types must consider, only to invest what is considered a surplus of capital that can be tied in an investment for a long period of time.

Traditionally, corporate models have been centered around corporations, limited liability companies (LLC’s) and partnerships. It seems they have suppressed the embodiment of the cooperative model, which there is very little legislative data that fully details its core infrastructure. The lack of understanding of this can play a devastating factor when potential investors seek to obtain information about this structured business model. The end result may cause a high turnover rate of membership and the loss of annual dues, that will directly affect the purchasing power of the cooperative as a whole.

Opportunities:

• Real estate ownership at fraction of the cost through equity stock.

• A niche and unfulfilled markets will be addressed

• An equity position will be create for these current and new investors

• Educational training will be provided to new investors to help guide them through the investment process

• The potential to become publicly listed and traded on an Exchange through a direct listing

• No Underwriting, means no fees and no newly shares created

• Direct listing prevents dilution of stock and no lock up agreements

• Direct listing provides immediate liquidation for members/shareholders who can sell their shares directly to the public

• Direct listings feature, less trading volatility than traditional Initial Public Offerings

Opportunities: A great opportunity for potential investors is that they can invest in real estate at fractional cost without all the headaches of trying to obtain a loan and then worrying about having to pay it back on a monthly schedule. It will be quite the opposite in this case, where an investment is made on the agreed terms and the investors just sits back and waits for its return. Where there lies a boundary between accredited and non-accredited investors regarding the financial capabilities is the classification and whether or not they will be eligible to participate in the investment.

Until recent legislation, non-accredited investors have the ability now to participate in all investments, if they meet the minimum requirement regarding the percentage of their annual income they will be allowed to invest. This created a potential new niche market and a new group of investors who have been blocked from investment participation in the past. We believe this new opportunity creates the possibility of the new investors of being able to create generational wealth and through educational training to supplement their investment, this will guide them to accomplish their overall investment goals.

Further, by exposing the benefits of stock ownership, members/investors have an opportunity to further benefit when CC Group, Inc. attempts to become a public traded company, which provides a market for the shares and the ability for the members/investors to leverage these shares (not sell them) to potentially build their wealth through additional personal and business investments of course this is not a guarantee.

Threats:

• Market volatility that will affect competitiveness and stability

• Global competition from non-cooperatives

• Other offers of short-term and high return investments from competitors

• Old and new investor types remaining in their comfort zone and sticking to standard industry business practices

• New Investor lack of patience and a get rich quick mentality

Threats: No investments are ever guaranteed to be successful because whatever the strengths and opportunities of the business idea, there till always lie some weaknesses and potential threats that will be working against its success in the market.

Fractional ownership in real estate via the purchase stock offered might seem convenient but the downside tm this is that there is no current market for the shares which makes them illiquid.

Then we have preexisting established markets from businesses who are non-cooperatives who maybe providing similar services to a certain class of investors but can lure the potential new market of non- accredited investors by lowering some of their investing parameters providing a little more security but with the same historical and traditional results that originally excluded them in the beginning.

The business has the inability to service she needs of short-term and high return investments in contrary to the competition thereby curtailing the business’s ability to attract new or retain investors.

We live in a society where patience is nonexistent when it comes to long-term financial investments. This lack of patience is an immediate threat to the company’s overall growth to obtain the required purchasing power, when investing in cash-flowing real estate. Only time and patience will help accomplish this, in the long-term.

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raise by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 25%, 50%, 75% or 100%).

We have not yet begun the development of any of our anticipated service and even if we do secure adequate financing, there can be no assurance that the marketplace will accept our products and services and that we will be able to generate revenues. Our management team will be responsible for the business plan development.

Results of Operations

There is limited historical financial information about ur upon which to base an evaluation of our performance. We have generated only limited revenues from our operations. We cannot guarantee ye will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through the issuance of our Common Stock, as described in this Offering Circular. Our management reserves the right to consider various means including convertible debt and debt financing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Liquidity and Capital Resources

As of the date of this offering, we generated only limited revenues from our business operations. For tho period ending 12/31/2020, we issued 938,274,520 shares of Common Stock to our Chief Executive Officer Tanen Andrews and 278,000 shares of Common Stock to other shareholders as a group.

Our current cash on hand is limited. Our CEO, Tanen Andrews and President, Tomica Hogg-Andrews, is paying all costs associated with this offering and shall pay any additional funds that may be required. Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC. However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly. Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 50% will allow us minimal operations for a twelve-month period while meeting our State and SEC required compliance obligations.

Through 5/1/2021, we spent $12,674.00 on the preparation and filing of this Offering Circular, which was paid by Tanen Andrews, our CEO, and any additional funds that we are required to spend shall also be paid by Tanen Andrews and reimbursed from the proceeds of this offering.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our CEO & President does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our CEQ & President.

As of the date of this Offering Circular, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital. Our CEO has made no commitments, written or oral, with respect to providing a source of liquidity dn the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of dirxctors’ independence, audit committee oversight and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our Chief Executive Officer (CEO). Our CEO makes decisions on all significant corporate matters such as the approval of terms of the compensation of our CEO and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that af our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this Offering Circular, where such policies have a material effect on reported and expected financial results. A complete listing of our significant policies is included in the notes to our financial statements for the year ended 12/31/2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Trend information

The Company is an early stage, development company.

The trends projected for the Company for production, sales and inventory have not been established.

The state of the order book, costs, and selling prices for the products and services sold since the latest financial year for the Company are up to date and accurate with the financial information contained within this Proposed Offering Circular.

In order to avoid repetition, please see the Risk Factors section in Part II, Item 3 of this Offering Circular for a description of the current and future known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the Company’s net sales, revenues, income from continuing operations, profitability, liquidity, capital resources that would cause our reported financial information to not necessarily be indicative of future operating results or financial condition.

Item 10. Directors, Executive Officers and Significant Employees

The following table lists the current Directors, Officers and Significant Employees of the Company. Our plan is to add a full time Full time Chief Technology Officer and other top-level positions that will help the company grow.

Table 5 Directors, Executive Officers and Significant Employees

Name 1	Position	Age	Term of Office
Tanen Andrews	Chairman of the Board & CEO	50	Since January 2017
Tomica Hogg- Andrews	President	43	Since January 2017

1 All addresses shall be considered 5900 Balcones Street, Suite 100, Austin, Texas 78731.

Directors

Our Board of Directors is currently comprised of two directors, Tanen Andrews and Tomica Hogg- Andrews.

Executive Officers

Chairman of the Board and Chief Executive Officer

Tanen Andrews is Chairman of the Board of Directors and Chief Executive Officer of the Company. As CEO, Mr. Andrews is responsible for representing the best interests of the Company and its shareholders. He is responsible for creating and implementing strategies to grow the business and brand by developing business relationships and alliances, pursuing corporate opportunities, as well as assisting with oversight and management of the day-to-day operations.

Mr. Andrews is also the Founder of this company and the visionary of this business model & venture that he developed over last 25+ years. He first started his real estate investment business in 1995, along with his Transportation and Logistics business in his early 20’s. He has spent decades creating strategic ways in structuring and investing in small multi-family units and renovating millions of dollars of single-family homes that benefited the subsidize housing market in Southwest Dallas, educating the community about how to properly set up and structure a business entity and instilling the importance of the financial power of pooling resources for financial independence.

New legislation io now allowing him to do what he was unable to do over 25 years ago in real estate and that is being able to bring the financial power of a neglected community of investors to the forefront by establishing a cooperative method to be used, to buy back our communities, build infrastructure that will create community base businesses, utility services, a financial network that will allow his fellow community members to circulate it’s financial capital amongst itself and solidify a right of an equity stake for the people in every community without and or limited governmental involvement.

His formal education includes a Bachelor of Science in Game Art & Computer Animation and is currently in the process of completing his Master of Art in Entrepreneurship: concentration in Small Business Development & Management and his Masfer’s in Business Administration.

President

Tomica Hogg-Andrews is President of Consumer Cooperative Group, Inc. As President, Mrs. Hogg- Andrews is responsible providing strong leadership for the company by working with the board and other executives to establish short and long-term goals, plans and strategies. Also, for presiding over the entire workforce and managing budgets and making sure resources are allocated properly, as well making sure departments meet their individual goals and is responsible for the overall accountability to shareholders and the general public.

Item 11. Compensation of Directors and Executive Officers

Table 6 Compensation of Directors

Name 1	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Tanen Andrews	Chairman of the Board	$0	$0	$0

Tomica Hogg- Andrews	Director	$0	$0	$0

Total compensation for all Directors as a group for the Company’s last fiscal year was $0. 1 All addresses shall be considered 5900 Balcones Street, Suite 110, Austin, Texas 78731.

Table 7 Compensation of Executive Officers For Fiscal Year Ended 12/31/2020

Name 1	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Tanen Andrews	Chairman of the Board & CEO	$0	$0	$0
Tomica Hogg- Andrews	President	$0	$0	$0

1 All addresses shall be considered 5900 Balcones Street, Suite 100, Austin, Texas 78731.

The Company may choose to establish an equity compensation plan for its management and other employees in the future.

Item 12. Security Ownership of Management and Certain Security-holders

The following table sets firth information regarding beneficial ownership of our Common Stock as of 5/1/2021 and as adjusted to reflect the sale of shares of our Common Stock offered by this Offering Circular, by:

• Each of our Directors and named Executive Officers.

• All of our Directors and Executive Officers as a group.

• Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, and

• All other shareholders as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before thq offering is based on 938,994,520 shares of Common Stock outstanding as of 5/1/2021. Unless otherwise noted below, the address of each person listed on the table is c/o Consumer Cooperative Group, Inc., 5900 Balcones Street, Suite 000, Austin, Texas 78731.

78 Table of Contents Table 8 Security Ownership of Management and Certain Security-holders

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Common Stock	Tanen Andrews	913,724,520	97.30%
Common Stock	Tomica Hogg-Andrews	25,000,000	2.26%
Preferred Stock	Tanen Andrews	24,484,860	24.48%

Item 13. Interest of Management and Others in Certain Transactions

There have not been any transactions, or any currently proposed transactions, during the last two completed fiscal years and the current fiscal fear, to which the Company was, or is, to be a participant in an amount that exceeds $120,000.00.

Related Party Transactions

The Company’s Chairman of the Board of Directors and Chief Executive Officer Tanen Andrews owns the majority of the issued and outstanding controlling shares of Consumer Cooperative Group, Inc. Consequently, this shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

• Election of the Board of Directors,

• Removal of any Director(s),

• Amendments to the Company’s Articles of Incorporation or bylaws,

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover, or other business combination. Thus, Tanen Andrews will have complete control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover, or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Lease of Facility As our office space needs are limited at the current time, we are currently operating out of Tanen Andrews’s office located at 5900 Balcones Street, Suite 100, Austin, Texas 78731. Tanen Andrews has donated this space usage free of charge.

Employment Agreements

The Company management team has not entered into employment agreements but intends to in the future which will include non-compete and confidentiality requirements. The salaries of the Company’s management team are available in Table 7, Compensation of Executive Officers.

Equity Transactions

On December 31, 2020, the Company has issued to the Tanen Andrews a total of 938,724,520 shares of Common Stock in exchange for non-cash, cash, paid-in capital, and equipment valued at $938,724.52 and issued 270,000 shares of Common Stock to other shareholders in exchange for cash and paid-in capital valued at $2,700.00.

Asset Purchase Agreements

On January 27, 2017, the Company entered into an Asset Purchase Agreement with Tanen Andrews to purchase the rights to Intellectual Property & Technology for the sum of $800,000.00. In addition, Tanen Andrews is to be issued 800,000,000 shares of Common Stock of the total authorized at $0.001 par value.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our Board of Directors will approve future affiliated transactions, and we will maintain at least two independent directors on our Board of Directors to review all material transactions with affiliates.

This Offering Circular was not prepared, or certified in any part, by an expert employed for such purpose on a contingent basis, or at the time of such preparation or certification, or at any time thereafter; or had a material interest in the issuer, oz any of its parents or subsidiaries, or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee, describe the nature of such contingent basis, interest or connection.

Item 14. Securities Being Offered

The Company is offering equity shares only of the Company’s Common Stock, par value $0.001. The Common Shares has an A classification.

Description of stock: Common Stock-Class A

• Dividend rights: there are no planned dividend rights.

• Voting rights: the Common Shares carry one vote per share.

• Liquidation rights: the Common Shares have no special liquidation rights.

• Preemptive rights: the Common Shares have no preemptive rights.

• Conversion rights: the Common Shares have no conversion rights.

• Redemption provisions: the Common Shares have no redemption provisions.

• Sinking fund provisions: there are no sinking fund provisions for the Common Shares.

• Liability to further calls or to assessment by the issuer: the Common Shares have no liability to further calls or to assessment by the issuer.

• Any classification of the Board of Directors and the impact of classification where cumulative voting is permitted or required: the Common Shares do not have any classification of the Board of Directors.

• Restrictions on alienability of the securities being offered: the Common Shares have no restrictions currently in place on alienability.

• Any provision discriminating against any existing or prospective holder of such securities as a result of such security-holder owning a substantial amount of securities: the Common Shares have no provisions discriminating against any existing or prospective security-holder as a result of such security holder owning a substantial amount of securities.

• Any rights of holders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class: the Common Shares do not have any rights of holders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

Potential liabilities imposed on Security-holders

Please see Section II Item 3 Risk Factors for potential liabilities imposed on Security-holders.

Description of Stock: Preferred Stock

Type of Security	Preferred Stock
Shares Authorized	100,000,000
Shares Outstanding	24,584,860
Preferential Dividends	Yes
Voting Rights	No. Shall have no voting rights on any matters and no full transfer rights or convertibility into any other common stock class as a whole or combination.

Table of Contents Part F/S Financial Statements

Interim Balance Sheet as of September 30, 2021-December 31, 2020 (unaudited)	F-2
Interim Profit & Loss Statement as of September 30, 2021-December 31, 2020 (unaudited)	F-3
Interim Statement of Cashflows as of September 30, 2021-December 31, 2020 (unaudited) Interim Statement of Shareholders’ Equity	F-4 F-5
Notes to Interim Financial Statements (unaudited)	F-6

Consumer Cooperative Group, Inc
Interim Balance Sheet Comparison
(Unaudited) As of September 30, 2021

	Total
	As of Sep 30, 2021	As of Sep 30, 2020 (PY)
ASSETS
Current Assets
Bank Accounts	39.30	-274.48

Total Bank Accounts	$ 39.36	-$ 274.48
Total Current Assets	39.30	-274.48
Non-Current Assets
Fixed Assets
Accumulated Depreciation	-5,916.41	-4,330.91
Closing Costs	0.00	2,950.44
Computer Workstation	8,433.21	6,084.25
Fixed Asset Software	1,843.26	1,843.26
Real Estate	0.00	215,536.13
Total Fixed Assets	4,360.06	222,083.17
Other Assets
Intellectual Property and Technology	800,000.00	800,000.00
Real Estate Acquisitions	$ 0.00	$ 250,000.00
Total Other Assets	800,000.00	1,050,000.00
TOTAL ASSETS	$ 804,399.36	$ 1,271,808.69
LIABILITIES AND EQUITY

Liabilities
Long-Term Liabilities
PPP Loan Payable	0.00	11,547.00
Real Estate Note Payable	0.00	160,000.00
Total Notes Payable	$ 0.00	$ 171,547.00
Total Long-Term Liabilities	0.00	171,547.00
Total Liabilities	$ 0.70	$ 171,547.00
Equity
Opening Balance Equity	0.00	250,000.00
Retained Earnings	-272,604.49	-167,541.20
Shareholder Contributions	52,859.91	49,460.72
Paid-In Capital	78,306.90	50,459.05
Total Shareholder Contributions	$ 131,166.81	$ 99,919.77
Stockhocder's Equity
Class A Common Stock	938,994.52	938,724.52
Preferred Stock	24,484.86	24,484.86

Total Stockholder's Equity	$ 963,479.38	$ 963,209.38
Net Income	-17,642.34	-45,336.26
Total Equity	$ 804,399.36	$ 1,100,261.69
TOTAL LIABILITIES AND EQUITY	804,399.36	1,271,808.69

F-2

Consumer Cooperative Group, Inc
Interim Profit & Loss Comparison
(Unaudited) As of September 30, 2021

	Total
	Jan - Sep, 2021	Jan - Sep, 2020 (PY)
Income
EIDL Grant Income	0.00	10,000.00

Gain (Loss) on Sale of Assets	6,985.28	0.00
PPP Forgiveness	52,171.00	0.00
Total Income	59,154.28	10,000.00
Gross Profit	$ 59,154.28	$ 10,000.00
Expenses
Advertising & Marketing	1,722.29	1,945.13
Ask My Accountant	40.00	0.00
Bank Charges & Fees	403.94	495.45
Car & Truck	409.44	2,133.63
Communication	5,451.80	3,589.56
Contractors	7,269.67	60.00
Entertainment	1,813.74	1,221.12
Fuel/Gas	85.35	0.00
Insurance	270.50	1,318.96
Interest Paid	0.00	75.00
Job Supplies	4,389.38	8,290.32

Legal & Professional Services	13,568.67	5,646.21
Meals	2,657.10	5,095.33
Office Supplies & Software	7,217.93	5,984.14
Professional Education	379.73	240.00
Reimbursable Expenses	5,021.94	0.00
Rent & Lease	18,925.65	15,689.84
Repairs & Maintenance	0.00	59.20
Taxes & Licenses	277.00	0.00
Travel	757.90	172.98
Utilities	3,135.19	3,349.39
Total Expenses	76,796.62	55,326.26
Net Operating Income	-$ 17,642.34	-$ 45,326.26
Net Income	-17,642.34	-45,326.26

F-3

Table of Contents Consumer Cooperative Group, Inc Interim Statement of Cashflows Comparison (Unaudited) As of September 30, 2021

	Total
	As of Sep 30, 2021	As of Sep 30, 2020 (PY)
OPERATING ACTIVITIES
Net Income	-17,642.34	-45,326.26
Adjustments to reconcile Net Income to Net Cash provided by operations:	0.00	0.00
Net cash provided by operating activities	-$ 17,642.34	-45,326.26
INVESTING ACTIVITIES
Closing Costs	0.01	-2,950.44
Computer Workstation	-2,348.96	0.00
Real Estate: White Oak Estate	0.00	-160,000.00
Real Estate:Jadestone Estate	60,000.00	0.00
Real Estate Acquisitions	0.00	-250,000.00
Real Estate:White Oak Estate:Improvements	0.00	-55,536.13

Net cash provided by investing activities	$ 57,651.04	-468,486.57
FINANCING ACTIVITIES
Notes Payable:Jadestone Estate Note	-60,000.00	0.00
Notes Payable:Whiteoak Estate Note	0.00	160,000.00
Notes Payable:PPP Loan Payable	-11,547.00	11,547.00
Opening balance Equity	0.00	250,000.00
Shareholder Contributions	3,216.72	44,546.99
Shareholder Contributions:Paid-In Capital	23,652.55	46,649.08
Net cash provided by financing activities	-$ 44,677.73	512,743.07
Net cash increase for period	-4,669.03	-1,069.76
Cash at beginning of period	4,708.33	795.28
Cash at end of period	39.30	-274.48

F-4

Table of Contents Consumer Cooperative Group, Inc Interim Statement of Shareholders’ Equity (UNAUDITED)

	Opening Equity Balance	Yearly Changes	Total
Balance September 30, 2020	804,392	-	804,392
Net Income for the period ending September 30, 2021	-	(45,326)	(45,326)
Equity Contributions (Distributions)	-	26,869	26,869
Balance September 30, 2021	$804,392	$(18,457)	$785,935

F-5

Table or Contents CONSUMER COOPERATIVE GROUP, INC. NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2021

NOTE A – ORGANIZATION AND NATURE OF ACTIVITIES

Consumer Cooperative Group, Inc (the “Company”), is a cooperative organized in January 2017 under the laws of Oregon. The company will be investing in turnkey, income producing single family, multifamily and mixed multifamily/commercial real estate properties within the United States of America.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). As a result, the Company records revenue when earned and expenses when incurred.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities and other items, as well as the reported revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and any cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fixed Assets and Depreciation

Property and Equipment is stated at cost. Accounting principles generally accepted in the United States of America require that property and equipment be depreciated using the straight-line method. Depreciation in these financial statements reflects accelerated depreciation methods used for the tax return. The effects of these departures from accounting principles generally accepted in the United States of America on financial position, results of operations, and cash flows have not been determined. Expenditures for normal repairs and maintenance are charged to operations as incurred.

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of the undiscounted estimated future cash flows expected to resort from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. As of September 30, 2021, no impairment loss has been recognized for long- lived assets.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible Assets

On January 27, 2017, The Company acquired various Intellectual Assets consisting of:

(1) Unpatented Technology - Includes all ideas, concepts, specifications, designs, models, prototypes, techniques, tools, diagrams, outlines, descriptions and other documentation, information, data, and all other technology of any kind applicable to the presently intended business of Company.

(2) Copyrights and Trade Secrets – Includes all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing.

(3) Unfinished Technology – Includes all precursors, portions and works in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, knowhow, materials and tools relating thereto or to the development, support or maintenance thereof.

These assets were acquired in exchange for 800,000,000 shares of common stock which at the time of acquisition had a par value of $0.001 for a total non-cash acquisition value of $800,000. Consistent with FASB OSC 350-30-35, these assets have been deemed to have an indefinite useful life and shall not be amortized and are reviewed for impairment at least annually. The Company evaluates potential impairment by comparing the carrying amount of these assets with its estimated fair value. Should the carrying amount exceed the estimated fair value, a corresponding impairment charge would be recognized for the difference. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. As of December 31, 2020, & December 31, 2019, no impairment loss has been recognized for Intangible Assets.

	Carrying Value as of 12/31/2019	Carrying Value as of 12/31/2020
Unpatented Technology	$266,667	$266,667
Copyrights and Trade Secrets	$266,467	$266,667
Unfinished Technology	$266,666	$266,666
Total Intangible Assets	$800,000	$800,000

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with United States generally accepted accounting principles (“GAAP”), which provides a framework for measuring fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the resorting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred, or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its members.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

The Company sustained net operating losses during fiscal years 2020 & 2019. Net operating losses will be carried forward to reduce taxable income in future years. Due to management’s uncertainty as to the timing and valuation of any benefits associated with the net operating loss carry-forwards, the Company has elected to recognize an allowance to account for them in the financial statements but has fully reserved it. Under current law, net operating losses may be carried forward indefinitely.

Gain (Loss) on Sale of Assets

During 2020, The Company purchased real estate in exchange for a note payable. During 2020, The Company capitalized various improvements to the property. In late 2020, The Company sold the asset to the original seller and was relieved of the debt obligation and received cash consideration for the various improvements made to the property. The net of the total transaction resulted in a loss of $29,768.

NOTE C – NOTES PAYABLE

The Company has one short term note obligation that was commenced on December 4, 2020, with a principal sum of $60,000 with a stated interest rate of 12% per annum. The note is due in full 6 months from the date of commencement with interest payments due monthly.

NOTE D – EQUITY

Common Stock

Under the articles of incorporation, the total number of common shares of stock that the Corporation shall have authority to issue is nine hundred and fifty million (950,000,000), $3.001 par value per share. As of December 31, 2020, 938,994,520 shares have been issued and are outstanding.

Preferred Stock Under the articles of incorporation, the total number of preferred shares of stock that the Corporation shall have authority to issue is fifty million (50,000,000), $0.001 par value per share. As of December 31, 2020, 24,484,860 shares have been issued and are outstanding.

NOTE E – CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and any cash equivalents with a limited number of high-quality financial institutions and do not exceed the amount of insurance provided on such deposits.

NOTE F – SUBSEQUENT EVENTS

Common Stock

On April 26, 2021, The Company filed an amendment to its Articles of Incorporation where the total number of common shares of stock that The Company shall have authority to issue will be increased to 1.4 billion (1,400,000,000) @ $0.001 par value per share.

Preferred Stock

On April 26, 2021, The Company filed an amendment to its Articles of Incorporation where the total number of preferred shares of stock that The Company shall have authority to issue will be increased to 100 million (100,000,000) @ $0.001 par value per share.

Management’s Evaluation Management has evaluated subsequent events through April 28, 2021, the date the financial statements were available to ke issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

F-9

INDEPENDENT ACCOUNTANT REPORT

To the Management of Consumer Cooperative Group, Inc

We have audited the accompanying financial statements of Consumer Cooperative Group, Inc, which comprise the Balance Sheets as of December 31, 2020 & 2019, the related Profit & Loss Statements, the related Statements of Cash-flows, and the related Statements of Shareholders’ Equity for the 12-month periods then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend os the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well al evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basin for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consumer Cooperative Group, Qnc as of December 31, 2020 & 2019, and the results of its operations and its cash flows for the periods then ended in accordance with accounting principles generally accehted in the United States of America.

Omar Alnuaimi, CPA

Naperville, IL

April 28, 2021

(re-issued 12/8/2021)

F-10

Table of Contents CONSUMER COOPERATIVE GROUP, INC PROFIT & LOSS STATEMENT Years Ended December 31, 2020 and 2019

	2020	2019
Revenue	$ -	$ -
Operating Expense

Advertising & Marketing Expense	$2,471	$839
Bank Fees	696	292
Insurance Expense	1,319	1,707
Meals and Entertainment	8,360	10,276
Misc. Expense	4,866	786
Outside Labor	1,883	2,445
Professional Education	289	1,200
Professional Fees – Other	14,805	288
Rent & Lease	24,189	26,297
Supplies Expense	9,108	1,936
Taxes & Licenses	349	-
Technology & Software Expense	7,420	4,402
Travel Expense	858	522
Utilities Expense	4,860	8,353
Depreciation & Amortization	1,585	1,585
Interest Expense	75	-
Vehicle Expense	2,133	3,012

Total Operating Expenses	85,296	63,940

Net Income from Operations	(85,296)	(63,940)
Other Income (Expense)
EIDL Grant Income	10,000	-
Gain (Loss) on Sale of Assets	(29,763)	-
Total Other Income (Expense)	(19,768)	-

Net Income Before Provision for Income Tax	(105,063)	(63,940)

Provision for Income Taxes	-	-
Net Income (Loss)	$(105,063)	$(63,940)

F-13

Table of Contents CONSUMER COOPERATIVE GROUP, INC BALANCE SHEET Years Ended December 31, 2020 and 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	4,708	795

Total current assets	4,708	795
NON-CURRENT ASSETS
Fixed Assets – Property, Plant, & Equipment	7,928	7,928
Less: Accumulated Depreciation	(5,917)	(4,331)
Fixed Assets – Equipment (net)	2,011	3,597
Real Estate	60,000	-
Intangible Assets	800,000	800,000
Total Non-Current Assets	862,011	803,597
Total assets	$866,720	$804,392

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Note payable	$60,000	$-

Total current liabilities	60,000	-

NON-CURRENT LIABILITIES
PPP Loan	11,547	-
TOTAL NON-CURRENT LIABILITIES	14,547	-

Total liabilities	71,547	-

OWNER’S EQUITY
Common Shares	938,995	938,725
Preferred Shares	24,485	24,485
APIC	128,693	33,119
Retained Earnings (Deficit)	(191,936)	(127,996)

Net Income (Loss)	(105,063)	(63,940)
TOTAL SHAREHOLDERS’ EQUITY	797,173	804,392

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$866,720	$804,392

F-12

Table of Contents CONSUMER COOPERATIVE GROUP, INC STATEMENT OF CASHFLOWS Years Ended December 31, 2020 and 2019

	2020	2019
OPERATING ACTIVITIES
Net Income from Operations	$(85,296)	$(63,940)
Non-Cash Adjustments
Increase in Accumulated Depreciation/Amortization	1,586	1,586

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(83,710)	(62,355)

INVESTING ACTIVITIES
Real Estate	(60,000)	-

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(60,000)	-

FINANCING ACTIVITIES
Note Payable	60,000	-
EIDL Grant Income	10,000	-
Disposal of Asset	28,719	-
Capitalized Improvements	(58,487)	-
PPP Loan	11,547	-
Owner’s Contribution (net)	95,744	61,708

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	147,623	61,708

NET INCREASE (DECREASE) IN CASH	3,913	(647)

CASH AT BEGINNING OF PERIOD	795	1,442

CASH AT END OF PERIOD	$4,708	$795

F-13

Table of Contents CONSUMER COOPERATIVE GROUP, INC STATEMENT OF SHAREHOLDERS’ EQUITY Years Ended December 31, 2020, and 2019

	Opening Equity Balance	Yearly Changes	Total
Balance December 21, 2018	806,625	-	806,625
Net Income for the period ending December 31, 2019		(63,940)	(63,940)
Equity Contributions (Distributions)	-	61,708	61,708
Balance December 31, 2019	$806,625	$(2,233)	$804,392

Opening Eqrity Balance	Yearly Changes	Total

Balance December 31, 2019	804,392	-	804,392
Net Income for the period ending December 31, 2020	-	(105,063)	(105,063)
Equiqy Contributions (Distributions)	-	95,844	95,844
Balance December 31, 2020	$804,392	$(9,219)	$795,173

F-14

Table of Contents CONSUMER COOPERATIVE GROUP, INC NOTES TO FINANCIAL STATEMENTS December 31, 2020 & 2019

NOTE A – ORGANIZATION AND NATURE OF ACTIVITIES

Consumer Cooperative Group, Inc (the “Company”), is a cooperative organized in January 2017 under the laws of Oregon. The company will be investing in turnkey, income producing single family, multifamily and mixed multifamily/commercial real estate properties within the United States of America.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). As a result, the Company records revenue when earned and expenses when incurred.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities and other items, as well as the reported revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and any cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

Fixed Assets and Depreciation

Property and Equipment is stated at cost. Accounting principles generally accepted in the United States of America require that property and equipment be depreciated using the straight-line method. Depreciation in these financial statements reflects accelerated depreciation methods used for the tax return. The effects of these departures from accounting principles generally accepted in the United States of America on financial position, results of operations, and cash flows have not been determined. Expenditures for normal repairs and maintenance are charged to operations as incurred.

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of the undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. As of September 30, 2021, no impairment loss has been recognized for long- lived assets.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible Assets

On January 27, 2017, The Company acquired various Intellectual Assets consisting of:

(1) Unpatented Technology - Includes all ideas, concepts, specifications, designs, models, prototypes, techniques, tools, diagrams, outlines, descriptions and other documentation, information, data, and all other technology of any kind applicable to the presently intended business of Company.

(2) Copyrights and Trade Secrets – Includes all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing.

(3) Unfinished Technology – Includes all precursors, portions and works in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, knowhow, materials and tools relating thereto or to the development, support or maintenance thereof.

These assets were acquired in exchange for 800,000,000 shares of common stock which at the time of acquisition had a par value of $0.001 for a total non-cash acquisition value of $800,000. Consistent with FASB ASC 350-30-35, these assets have been deemed to have an indefinite useful life and shall not be amortized and are reviewed for impairment at least annually. The Company evaluates potential impairment by comparing the carrying amount of these assets with its estimated fair value. Should the carrying amount exceed the estimated fair value, a corresponding impairment charge would be recognized for the difference. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. As of December 31, 2020, & December 31, 2019, no impairment loss has been recognized for Intangible Assets.

	Carrying Value as of 12/31/2019	Carrying Value as of 12/31/2020
Unpatented Technology	$666,667	$266,667
Copyrights and Trade Secrets	$266,667	$266,667
Unfinished Technology	$266,666	$266,666
Total Intangible Assets	$800,000	$800,000

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with United States generally accepted accounting principles (“GAAP”), which provides a framework for measuring fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 5 inputs are unobservable inputs related to the asset or liability.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred, or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Commitments and Contingencies

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its members.

Income Taxes

The Company applies ASC 740 Income Taxes (“ASC 740”). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities.

The Company sustained net operating losses during fiscal years 2040 & 2019. Net operating losses will be carried forward to reduce taxable income in future years. Due to management’s uncertainty as to the timing and valuation of any benefits associated with the net operating loss carry-forwards, the Company has elected to recognize an allowance to account for them in the financial statements but has fully reserved it. Under current law, net operating losses may be carried forward indefinitely.

Gain (Loss) on Sale of Assets

During 2020, The Company purchased real estate in exchange for a note payable. During 2020, The Company capitalized various improvements to the property. In late 2020, The Company sold the asset to the original seller and was relieved of the debt obligation and received cash consideration for the various improvements made to the property. The net of the total transaction resulted in a loss of $29,768.

NOTE C – NOTES PAYABLE

The Company has one short term note obligation that was commenced on December 4, 2020, with a principal sum of $60,000 with a stated interest rate of 12% per annum. The note is due in full 6 months from the date of commencement with interest payments due monthly.

NOTE D – EQUITY

Common Stock

Under the articles nf incorporation, the total number of common shares of stock that the Corporation shall have authority to issue is nine hundred and fifty million (950,000,000), $0.001 par value per share. As of December 31, 2020, 938,994,520 shares have been issued and are outstanding.

Preferred Stock Under the articles of incorporation, the total number of preferred shares of stock that the Corporation shall have authority to issue is fifty million (50,000,000), $0.001 par value per share. As of December 31, 2020, 24,484,860 shares have been issued and are outstanding.

NOTE E – CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and any cash equivalents with a limited number of high-quality financial institutions and do not exceed the amount of insurance provided on such deposits.

NOTE F – SUBSEQUENT EVENTS

Common Stock

On April 26, 2021, The Company filed an amendment to its Articles of Incorporation where the total number of common shares of stock that The Company shall have authority to issue will be increased to 1.4 billion (1,400,000,000) @ $0.001 par value per share.

Preferred Stock

On April 26, 2021, The Company filed an amendment to its Articles oj Incorporation where the total number of preferred shares of stock that The Company shall have authority to issue will be increased to 100 million (100,000,000) @ $0.001 par value per share.

Management’s Evaluation

Management haj evaluated subsequent events through April 28, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

Table of Contents PART III-EXHIBITS Table 9 Exhibits and Description

Exhibit No. (Item 16)	Exhibit Description (Item 17)
2.1	Articles of Incorporation & Amendments
2.2	Corporate Bylaws
4.1	Subscription Agreement

6.3	Asset Purchase, Amended Asset Purchase, IP & Technology Assignment Agreements
8.1	Form of Escrow Agreement
11.1	Consent of a Independent Public Accountant
12	Opinion of Counsel

83

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, December 10, 2021.

Consumer Cooperative Group, Inc.

By: /s/ Tanen Andrews
Tanen Andrews	CEO	December 10, 2021

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

s/s Tomica Hogg-Andrews	President	December 10, 2021

/s/ currently vacant	Chief Financial Officer

84